                                                                    EXHIBIT 4.02

                                                                  EXECUTION COPY

         ---------------------------------------------------------------


                      TRANSFER AND ADMINISTRATION AGREEMENT


                                      among


                         KITTY HAWK FUNDING CORPORATION,

                                   as Company

                                       and

                  UCP QUALIFYING SPE 1998-1 LIMITED PARTNERSHIP
                  UCP OPERATING SPE 1998-1 LIMITED PARTNERSHIP

                                   as Pledgors

                                       and

                   PORTFOLIO FINANCIAL SERVICING COMPANY, L.P.

                                individually and
                               as Master Servicer

                                       and

                                NATIONSBANK, N.A.

                           as Agent and Bank Investor


                            Dated as of June 22, 1998

                                TABLE OF CONTENTS



                                    ARTICLE I

DEFINITIONS.....................................................................  1
         SECTION 1.1       Certain Defined Terms................................  1
         SECTION 1.2       Other Terms.......................................... 28
         SECTION 1.3       Computation of Time Periods.......................... 28


                                   ARTICLE II

PLEDGES AND SETTLEMENTS......................................................... 28
         SECTION 2.1       Facility............................................. 28
         SECTION 2.2       Pledges; Pledge Certificates;
                                     Eligible Receivables....................... 29
         SECTION 2.3       Selection of Tranche Periods and
                                     Tranche Rates.............................. 33
         SECTION 2.4       Discount, Fees and Other Costs and
                                     Expenses................................... 36
         SECTION 2.5       Settlement and Reinvestment Procedures............... 37
         SECTION 2.6       Liquidation Settlement Procedures.................... 39
         SECTION 2.7       Fees................................................. 40
         SECTION 2.8       Protection of the Interest of the
                                     Company and the Bank Investors; Releases... 40
         SECTION 2.9       Deemed Collections; Reassignments;
                                     Prepayment Shortfalls; Application
                                     of Payments................................ 41
         SECTION 2.10      Payments and Computations, Etc....................... 42
         SECTION 2.11      Reports.............................................. 43
         SECTION 2.12      Accounts............................................. 43
         SECTION 2.13      Sharing of Payments, Etc............................. 45
         SECTION 2.14      Right of Setoff...................................... 46
         SECTION 2.15      Hedging of Receivables............................... 46
         SECTION 2.16      Substitution of Receivables.......................... 47
         SECTION 2.17      Auction Procedure.................................... 48

                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES.................................................. 49
         SECTION 3.1       Representations and Warranties of the
                                     Pledgors................................... 49
         SECTION 3.2       Reaffirmation of Representations and
                                     Warranties by the Pledgor.................. 53
         SECTION 3.3       [Reserved.].......................................... 53
         SECTION 3.4       Representations and Warranties of the
                                     Master Servicer............................ 53


                                   ARTICLE IV

CONDITIONS PRECEDENT............................................................ 55
         SECTION 4.1       Conditions to Closing................................ 55


                                    ARTICLE V

COVENANTS....................................................................... 59
         SECTION 5.1       Affirmative Covenants of Pledgors.................... 59
         SECTION 5.2       Negative Covenants of the Pledgors................... 64
         SECTION 5.3       [Reserved.].......................................... 66
         SECTION 5.4       [Reserved.].......................................... 66
         SECTION 5.5       Affirmative Covenants of the Master
                                     Servicer................................... 66
         SECTION 5.6       [Reserved.].......................................... 68
         SECTION 5.7       Negative Covenants of the Master Servicer............ 68


                                   ARTICLE VI

ADMINISTRATION AND COLLECTIONS.................................................. 69
         SECTION 6.1       Appointment of the Master Servicer................... 69
         SECTION 6.2       Duties of the Master Servicer........................ 69
         SECTION 6.3       Rights After Designation of New Master
                                     Servicer................................... 75
         SECTION 6.4       Master Servicer Default.............................. 76
         SECTION 6.5       Responsibilities of the Pledgors and the
                                     Seller..................................... 77
         SECTION 6.6       Limitation on Liability of the Master
                                     Servicer and Others........................ 77
         SECTION 6.7       The Master Servicer Not to Resign.................... 77
         SECTION 6.8       Acknowledgement of Guaranty.......................... 78


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
                                   ARTICLE VII

TERMINATION EVENTS................................................................ 78
         SECTION 7.1       Termination Events..................................... 78
         SECTION 7.2       Termination............................................ 80

                                  ARTICLE VIII

INDEMNIFICATION; EXPENSES; RELATED MATTERS........................................ 81
         SECTION 8.1       Indemnities by the Pledgors............................ 81
         SECTION 8.2       Indemnity for Taxes, Reserves and
                                     Expenses..................................... 84
         SECTION 8.3       Taxes.................................................. 86
         SECTION 8.4       Other Costs, Expenses and Related
                                     Matters...................................... 87
         SECTION 8.5       [Reserved.]............................................ 88
         SECTION 8.6       Pledgor Liability...................................... 88

                                   ARTICLE IX

THE AGENT; BANK COMMITMENT........................................................ 88
         SECTION 9.1       Authorization and Action............................... 88
         SECTION 9.2       Agent's Reliance, Etc.................................. 89
         SECTION 9.3       Termination Events..................................... 89
         SECTION 9.4       Rights as Bank Investor................................ 90
         SECTION 9.5       Indemnification of the Agent........................... 90
         SECTION 9.6       Non-Reliance........................................... 91
         SECTION 9.7       Resignation of Agent................................... 91
         SECTION 9.8       Payments by the Agent.................................. 92
         SECTION 9.9       Bank Commitment; Assignment to Bank
                                     Investors.................................... 92

                                    ARTICLE X

MISCELLANEOUS..................................................................... 96
         SECTION 10.1      Term of Agreement...................................... 96
         SECTION 10.2      Waivers; Amendments.................................... 97
         SECTION 10.3      Notices................................................ 97
         SECTION 10.4      Governing Law; Submission to
                                     Jurisdiction; Integration....................100
         SECTION 10.5      Severability; Counterparts.............................101
         SECTION 10.6      Successors and Assigns.................................101
         SECTION 10.7      Waiver of Confidentiality..............................103


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

         SECTION 10.8      Confidentiality Agreement..............................103
         SECTION 10.9      No Bankruptcy Petition Against the
                                     Company......................................103
         SECTION 10.10     No Recourse Against Stockholders,
                                     Officers or Directors........................104
         SECTION 10.11     Characterization of the Transactions
                                     Contemplated by the Agreement................104

EXHIBIT A
                           FORM OF NOTICE OF CHANGE IN FACILITY LIMIT.............A-1

EXHIBIT B                  CREDIT POLICY MANUAL AND CREDIT
                           POLICY PROCEDURE MEMORANDA.............................B-1

EXHIBIT C                  [Reserved.]............................................C-1

EXHIBIT D                  [Reserved.]............................................D-1

EXHIBIT E                  FORM OF INVESTOR REPORT................................E-1

EXHIBIT F                  FORM OF PLEDGE CERTIFICATE ............................F-1

EXHIBIT G                  FORM OF ASSIGNMENT AND ASSUMPTION
                           AGREEMENT..............................................G-1

EXHIBIT H                  LIST OF ACTIONS AND SUITS..............................H-1

EXHIBIT I                  LOCATION OF RECORDS....................................I-1

EXHIBIT J                  LIST OF SUBSIDIARIES AND TRADENAMES
                            ......................................................J-1

EXHIBIT K                  [Reserved.]............................................K-1

EXHIBIT L-1                FORM OF OFFICER'S CERTIFICATE OF QUALIFYING
                            PLEDGOR.............................................L-1-1

EXHIBIT L-2                FORM OF OFFICER'S CERTIFICATE OF
                           OPERATING PLEDGOR....................................L-2-1

EXHIBIT L-3                FORM OF OFFICER'S CERTIFICATE OF
                           SELLER...............................................L-3-1


EXHIBIT L-4                FORM OF OFFICER'S CERTIFICATE OF
                           THE GENERAL PARTNER..................................L-4-1

EXHIBIT L-5                FORM OF OFFICER'S CERTIFICATE OF
                           THE PARENT...........................................L-5-1

EXHIBIT L-6                FORM OF OFFICER'S CERTIFICATE OF THE MASTER
                            SERVICER............................................L-6-1

EXHIBIT M                  FORM OF SECURED NOTE...................................M-1

EXHIBIT N                  ELIGIBLE ORIGINATORS...................................N-1


                      TRANSFER AND ADMINISTRATION AGREEMENT

         TRANSFER AND ADMINISTRATION AGREEMENT (this "Agreement"), dated as of June 22, 1998, by and among UCP QUALIFYING SPE 1998-1 LIMITED PARTNERSHIP, a Nevada limited partnership, as a pledgor (in such capacity, the "Qualifying Pledgor"), UCP OPERATING SPE 1998-1 LIMITED PARTNERSHIP, a Nevada limited partnership, as a pledgor (in such capacity, the "Operating Pledgor" and, collectively with the Qualifying Pledgor, the "Pledgors"), PORTFOLIO FINANCIAL SERVICING COMPANY, L.P., a Delaware limited partnership, individually and as master servicer (in such capacity, the "Master Servicer"), KITTY HAWK FUNDING CORPORATION, a Delaware corporation (the "Company") and NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor, and each other bank that is a party hereto in the capacity of a Bank Investor.

                             PRELIMINARY STATEMENTS

         WHEREAS, the Pledgors may desire to pledge and assign, from time to time, certain lease and secured loan receivables to secure a borrowing from the Company and/or the Bank Investors, as applicable, and the Company may desire to, and the Bank Investors, if requested, shall lend certain amounts to the Pledgors, which amounts are secured by the Pledgors' pledge and assignment of such receivables, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Accounts" means, collectively, the Collection Account, the Reserve Account, the Fee Reserve Account, the Principal
Collection Account and the Interest Accrual Account.


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



         "Administrative Agent" means NationsBank, N.A., as administrative agent.

         "Administrative Fee" means the fee payable to the Agent pursuant to
Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

         "Advance Amount" means with respect to any Pledge, the amount paid to the Pledgors by the Company or the Bank Investors being the product of the applicable Advance Percentage and the Outstanding Balance of the related Receivables at the time of such Pledge.

         "Advance Percentage" means with respect to any Pledge of a Receivable, 93%, or if the Three-Month Average Net Portfolio Yield as of the related Pledge Date is less than or equal to 1.50%, 88% or such other percentage as may be agreed to by the Agent and the Pledgors as evidenced in related Pledge Certificate.

         "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any Person other than the Company and the Bank Investors (including any UCC financing statement or any similar instrument filed against such Person's assets or properties); provided, however,that any lien in favor of a third-party lessor for the Equipment relating to a Leveraged Lease Loan shall not constitute an Adverse Claim; provided, further, that a lien on the applicable Pledgor's right, title and interest in any Equipment or proceeds thereof that is expressly subordinated to the interests of the Agent, the Company and the Bank Investors under this Agreement and is made subject to payment in full of the related Contract shall not constitute an Adverse Claim hereunder.

         "Affected Assets" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

         "Agent" means NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to
Article IX.

         "Aggregate Unpaids" means, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Pledgors to the Company at such time.

         "Assignment Amount" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time and (ii) such Bank Investor's unused Commitment.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

         "Available Funds" means, for each Payment Date, all Collections Available for the related Collection Period, plus all Servicing Advances for such Payment Date, plus all amounts received under the Hedge Agreements with respect to such Payment Date, plus all Finance Facility Release Amounts for such Payment Date, plus all amounts on deposit in the Interest Accrual Account immediately prior to such Payment Date.

         "Bank Investors" shall mean NationsBank, N.A. and each other bank that is party hereto in the capacity of a Bank Investor and their respective successors and assigns.

         "Bankruptcy Code" means the Federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

         "Base Rate" or "BR" means, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Provider (or, if there is more than one Liquidity Provider, then by NationsBank) from time to time, changing when

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and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider (or NationsBank, as applicable)) and
(ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from three Federal funds brokers of recognized standing selected by it.

         "Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Pledgors, the Seller or any ERISA Affiliate of the Pledgors, or the Seller is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

         "Business Day" means any day excluding Saturday, Sunday and any day on which banks in New York, New York; Portland, Oregon; Miami, Florida; or Charlotte, North Carolina are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

         "BR Tranche" means a Tranche as to which Discount is calculated at the Base Rate.

         "BR Tranche Period" means, with respect to a BR Tranche, either (i) prior to the Termination Date, a period of up to 30 days requested by the Pledgors and agreed to by the Company, NationsBank on behalf of the Liquidity Provider, or the Agent, as the case may be, commencing on a Business Day requested by the Pledgors and agreed to by the Company, NationsBank or the Agent, as the case may be, or (ii) after the Termination Date, a period of one day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

         "Capitalized Lease" means any lease of property by a Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Carrying Costs" has the meaning provided in Section 2.5.

         "Closing Date" means June 26, 1998.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Agent" means NationsBank, N.A., as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

         "Collection Account" means the account, established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to Section 2.12(a).

         "Collection Period" means with respect to each Payment Date, the immediately preceding calendar month (or, with respect to the first Payment Date, the period beginning on the initial Cutoff Date and ending on the last day of the month preceding such Payment Date).

         "Collections" means, with respect to any Receivable, all cash collections on and other cash proceeds of or recoveries on the related Contract, including, without limitation, all interest charges, rental payments, and cash proceeds of all Related Security and including all amounts received with respect to any Deemed Collections or other reassignments of Receivables pursuant to
Section 2.9, but, in each case, other than any Excluded Amounts.

         "Collections Available" means, for any Payment Date, all Collections with respect to the related Collection Period, less any amounts allocated since the preceding Payment Date, or since the initial Pledge Date in the case of the first Payment Date, pursuant to Section 2.5(b).

         "Commercial Paper" means the promissory notes issued by the Company in the commercial paper market.

         "Commitment" means (i) with respect to each Bank Investor party hereto, the commitment of such Bank Investor to make loans to the Pledgors or to acquire such loans from the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment", minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination, (ii) with respect to any assignee of a Bank Investor party hereto taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make loans to the Pledgors or to acquire such loans from the Company not to exceed the amount set forth in such Assignment and Assumption Agreement minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination and (iii) with respect to any assignee of an assignee referred to in clause (ii) above, the commitment of such assignee to make loans to the Pledgors or to acquire such loans from the Company not to exceed the amount set forth in an Assignment and Assumption Agreement between such assignee and its assign.

         "Commitment Termination Date" means June 25, 1999, or such later date to which the Commitment Termination Date may be extended by the Pledgors, the Agent and the Bank Investors not later than 90 days prior to the then current Commitment Termination Date, any such extension to become effective on the then current Commitment Termination Date and to be for a period not to exceed 364 days from the date of the then current Commitment Termination Date.

         "Company" means Kitty Hawk Funding Corporation, and its successors and assigns.

         "Concentration Factor" means for any Obligor on any date of determination, Receivables of such Obligor having an aggregate Outstanding Balance not in excess of (a) if the Net Investment is $100,000,000 or more on such date of determination, the greater of 2% of the Net Investment on such date and $5,000,000 or, with respect to any Obligor whose long term unsecured debt obligations are rated at least "Baa3" by Moody's and at least "BBB-" by

Standard & Poor's or, if only rated by one such rating agency, are rated by such rating agency at least at the applicable rating set forth above, the greater of 5% of the Net Investment on such date and $7,000,000, (b) if the Net Investment is less than $100,000,000 on such date of determination, (x) for Obligors whose Obligor Risk Rating is "5" or worse, $3,000,000 and (y) for Obligors whose Obligor Risk Rating is "4" or better, $4,000,000; provided that Obligors whose Obligor Risk Rating is "5" or worse may have pledged Receivables hereunder having an Outstanding Balance in excess of $3,000,000 but not in excess of $4,000,000 to the extent that the Transaction Risk Rating for those Receivables is "4" or better or (c) in any event, such other greater amount that is determined by the Agent in the reasonable exercise of its good faith judgment and disclosed in a written notice delivered to the Pledgors or such other lesser amount that is determined by the Agent with the mutual consent of the Pledgors.

         "Conduit Assignee" means any commercial paper conduit designated by NationsBank from time to time to accept an assignment from the Company of all or a portion of the Net Investment.

         "Contract" means any lease, conditional sale contract, loan contract or security agreement with respect to any Equipment under which the Seller acts as lessor or secured party to an Obligor.

         "Contract Payment" means each periodic installment of rent or scheduled payment or principal and interest payable by an Obligor under a Contract.

         "Contract Schedule" means the schedule in the form attached hereto as
Schedule I to Exhibit F delivered by the Pledgors to the Agent with respect to each Pledge or such other form as may be agreed to by the Agent from time to time.

         "CP Rate" means, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by the Company, provided, however, that if the rate (or rates) as agreed between any such agent or dealer and the Company is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Company's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

         "CP Tranche" means a Tranche as to which Discount is calculated at a CP Rate.

         "CP Tranche Period" means, with respect to a CP Tranche, a period of days not to exceed 90 days commencing on a Business Day requested by the Pledgors and agreed to by the Company pursuant to Section 2.3. If a CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

         "Credit and Collection Policy" shall mean the Parent's Credit Policy Manual and Credit Policy and Procedure Memoranda, relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified from time to time in compliance with Section 5.2(c).

         "Credit Support Agreement" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Credit Support Provider" means the Person or Persons who provides credit support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Cut-off Date" means, for each Receivable that is subject to a Pledge hereunder, either (a) the first day of the month of such Pledge or, if later than the first day of such month, the date of origination thereof or (b) such other date as may be specified in the related Pledge Certificate.

         "Dealer Fee" means the fee payable by the Pledgors to the Collateral Agent, pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

         "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9 hereof.

         "Defaulted Receivable" means a Receivable: (i) as to which any payment remains unpaid for 180 consecutive days or more from the original due date for such payment; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Pledgors, the Seller or the Master Servicer as uncollectible; or (iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible.

         "Delinquency Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Delinquent Receivables as of such date by (ii) the aggregate Outstanding Balance of all Receivables as of such date.

         "Delinquent Receivable" means a Receivable: (i) as to which any payment remains unpaid for more than 30 days from the original due date for such payment and (ii) which is not a Defaulted Receivable.

         "Designated Obligor" means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon prior notice to the Pledgors from the Agent, which notice shall be based in the Agent's sole discretion on its assessment of the risk of loss posed by such Obligor's Receivables and which notice shall be given 30 days prior to the date such Obligor shall cease to be a Designated Obligor unless to do so would materially adversely affect the interests of the Agent, the Company or the Bank Investors hereunder.

         "Determination Date" means the 10th day of each month or, if such 10th day is not a Business Day, the immediately preceding Business Day.

         "Discount" means, with respect to any Tranche Period:

                                 (TR x TNI x AD)
                                 ---------------
                                       360
         Where:

         TR   =  the Tranche Rate applicable to such Tranche Period.

         TNI  =  the portion of the Net Investment allocated to such Tranche
                 Period.

         AD   =  the actual number of days during such Tranche
                 Period.

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount at a rate which is in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

         "Discount Rate" means for each Receivable, an amount equal to the sum of (i) the Hedge Rate for such Receivable then in effect plus (ii) 2.00%.

         "Early Collection Fee" means, for any Tranche Period (such Tranche Period to be determined without regard to the last sentence in Section 2.3(a) hereof) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever prior to the end of such Tranche Period, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

         "Eligible Investments" means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

         "Eligible Originators" means, at any time, any Subsidiary of the Parent listed on Exhibit N hereto, as such list may be amended from time to time at the reasonable discretion of the Agent upon prior notice to the Parent (which notice, in the case of the removal of any such Subsidiary from those listed on Exhibit N, shall be given 30 days' notice prior to the date of such amendment unless to delay would materially adversely affect the interests of the Agent, the Company or the Bank Investors hereunder).

         "Eligible Receivable" means, at any time, any Receivable:

                  (i) which has been originated by the Seller at the instruction of, or was sold to the Seller by, and in either case was underwritten by, the Parent or a Subsidiary of the Parent that, at the time of the Pledge of such Receivable hereunder, was an Eligible Originator, and has been sold to one or both Pledgors (and, in the case of all Related Security relating to Equipment, to the Operating Lease Pledgor) pursuant to and in accordance with the Receivables Purchase Agreement and to which the applicable Pledgor or Pledgors have good title thereto, free and clear of all Adverse Claims;

                  (ii) which (together with the Collections and Related Security related thereto) has been, unless otherwise permitted herein, the subject of the grant by the applicable Pledgor or Pledgors of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), effective until the earlier of the termination of this Agreement or the time at which the related Contract is either paid in full or reacquired by the applicable Pledgor or Pledgors pursuant to this Agreement;

                  (iii) the Obligor of which (A) is a United States resident,
         (B) is a Designated Obligor on the related Pledge Date, (C) is not an Affiliate of any of the parties hereto and (D) is not a government or a governmental subdivision or agency; provided that Receivables which in the aggregate do not have an Outstanding Balance that represents more than 5.0% of the Net Investment or $8 million, whichever is greater, may be backed by the full faith and credit of the United States or of a governmental entity whose long term general obligations are rated investment grade;

                  (iv) which is not a Defaulted Receivable on the related Pledge Date;

                  (v) which is not a Delinquent Receivable on the related Pledge Date;

                  (vi) which arises pursuant to a Contract with respect to which each of the Seller, the related Eligible Originator and the Pledgor or Pledgors, as applicable, has performed all obligations required to be performed by it thereunder at the time of the related Pledge Date;

                  (vii) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

                  (viii) which arises under a Contract that is "chattel paper" within the meaning of Article 9 of the UCC of all applicable jurisdictions and is (A) secured by a first priority perfected security interest in the related Equipment (provided that Receivables as to which in each case the related Equipment had at the origination of the related Contract an original equipment cost of less than $35,000 and which in the aggregate do not have an Outstanding Balance that represents more than 20% of the Net Investment or $20 million, whichever is greater, may be represented by Contracts as to which steps to perfect such security interest have not been taken), (B) a Leveraged Lease Loan secured by a first priority perfected security interest in both the related lease and Equipment (subject to such lease), and which related lease would be an Eligible Receivable had it been directly sold to the Borrower pursuant to the Receivables Purchase Agreement and pledged hereunder, or (C) a "true lease" as to which the related Equipment is owned by the Operating Lease Pledgor free and clear of all Adverse Claims;

                  (ix) which is denominated and payable only in United States dollars in the United States by an Obligor with a billing address in the United States and for which the related Equipment is located in the United States;

                  (x) which, arises under a Contract that, is in full force and effect and is and at all times will be the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to, nor has there been asserted, any litigation, right of recession, setoff, counterclaim or other defense;

                  (xi) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                  (xii) which (A) has been originated and serviced in accordance with and otherwise satisfies all applicable requirements of the Credit and Collection Policy and (B) is assignable without the consent of, or notice to, the Obligor thereunder;

                  (xiii) which was generated in the ordinary course of the Seller's and the related Eligible Originator's business;

                  (xiv) the Obligor of which has been directed to make all payments to the Lock-Box Account;

                  (xv) as to which the Agent has not given at least 30 days' notice to the Pledgor that such Receivable or class of Receivables is not acceptable for pledge hereunder, based upon the reasonable determination of the Agent, that a Material Adverse Effect with respect to such class of Receivables may arise because of the nature of the business of the Obligor;

                  (xvi) the assignment of which under the Receivables Purchase Agreement by the Seller and the pledge of which hereunder by the Pledgors do not violate, conflict or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance;

                  (xvii) to which the Obligor is responsible for the payment of all expenses in connection with maintenance, repair, insurance, taxes and otherwise with respect to the related Equipment and which requires the Obligor to make periodic lease payments without condition notwithstanding damage to or destruction of the Equipment, or any other event, including Equipment obsolescence;

                  (xviii) as to which the related Contract is not a lease on a vehicle or other type of equipment which requires titling in the name of the Operating Lease Pledgor in order to perfect the Operating Lease Pledgor's interest, provided that certain Receivables may be leases on vehicles or other types of equipment which require titling in the name of the Operating Lease Pledgor, so long as the aggregate Outstanding Balance of such Receivables does not represent more than 5.0% of the Net Investment or $7 million, whichever is greater, and provided that such vehicles are re-titled as required to perfect such interest within 90 days of the related Pledge Date;

                  (xix) which has an outstanding term of 84 months or less, provided that certain Receivables may have a term greater than 84 months but in no event greater than 120 months if the aggregate Outstanding Balance of such Receivables does not represent more than 7.5% of the Net Investment or $15 million, whichever is greater;

                  (xx) which has a remaining Outstanding Balance on the related Pledge Date equal to or less than $5,000,000;

                  (xxi) which contains customary and enforceable provisions adequate for realization of the benefits of the related Equipment;

                  (xxii) which is not a "consumer lease" as defined in Section 2A-103(l)(e) of the UCC;

                  (xxiii) which is not subject to any guaranty of the payment obligation thereunder by the Seller, the related Eligible Originator, the Parent or the Master Servicer and in respect of which neither the Seller, the Parent nor the related Eligible Originator at the time of Pledge hereunder has established any specific credit reserve with respect to the related Obligor;

                  (xxiv) as to which the Seller or its assignee may accelerate all remaining Contract Payments if the Obligor is in default under any of its obligations under such Receivable;

                  (xxv) which has not been terminated as a result of the loss, theft, damage beyond repair or governmental seizure of such item of Equipment or for any other reason;

                  (xxvi) the Outstanding Balance of which does not include the amount of any security deposit held by the Master Servicer, the Seller or the Parent;

                  (xxvii) which provides that in the event of the loss, theft, damage beyond repair or governmental seizure of the related Equipment, the Obligor is required to repair or replace the related Equipment or pay an amount not less than the Required Payoff Amount;

                  (xxviii) under which the Obligor has represented to the Seller and/or the related Eligible Originator that such Obligor has accepted the related Equipment or is contractually bound to accept such Equipment upon shipment or delivery thereof;

                  (xxix) which does not permit prepayment except upon the payment of an amount not less than the Required Payoff Amount or, if the Contract is a conditional sale contract or a loan, upon the payment of the outstanding principal amount thereof together with any accrued but unpaid interest, penalties and fees thereon;

                  (xxx) the Pledge of such Receivable hereunder will not cause the Concentration Factor with respect to the related Obligor to be exceeded;

                  (xxxi) for which the related Contract and Records are in the custody of the Master Servicer at one of the locations set forth in
         Exhibit I, except that (1) for Receivables having an Outstanding Balance not in excess of 3% of the Facility Limit, such Contract and Records shall be delivered to the Master Servicer's custody not later than the fifth Business Day after the date of the Pledge thereof hereunder and (2) Contracts and Records during Interim Funding may be at the location of the applicable Originator; and

                  (xxxii) which is in Interim Funding; provided, that the aggregate Outstanding Balance of Receivables in Interim Funding will not exceed $50 million and Interim Funding will not continue for any such Receivable for a period in excess of 12 months.

         "Equipment" means each item of personal property, together with any replacement parts, additions, and repairs thereto, any replacements thereof, and any accessories incorporated therein and/or affixed thereto, subject to a Contract.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

         "Eurodollar Rate" means, with respect to any Eurodollar Tranche Period, a rate which is 0.75% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the

Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

         "Eurodollar Tranche" means a Tranche as to which Discount is calculated at the Eurodollar Rate.

         "Eurodollar Tranche Period" means, with respect to a Eurodollar Tranche, prior to the Termination Date, a period of up to one month requested by the Pledgors and agreed to by the Company, NationsBank, on behalf of the Liquidity Provider, or the Agent, as the case may be, commencing on a Business Day requested by the Pledgors and agreed to by the Company, NationsBank or the Agent, as applicable; provided, however, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

         "Event of Bankruptcy" means, with respect to any Person, (i) that such Person (a) shall be unable to pay its debts generally as they become due, (b) shall file a petition to take advantage of any insolvency statute, (c) shall make an assignment for the benefit of its creditors, (d) shall commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property or (e) shall file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or (ii)(a) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of such Person or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty days, or approve a petition filed against such Person seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty days, (b) under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of such Person or of the whole or any substantial part of its properties, which control is not relinquished within sixty days, (c) there is commenced against such Person any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty days or (d) such Person takes any action to indicate its consent to or approval of any such proceeding or petition.

         "Excluded Amounts" means any collections on a Receivable or the related Contract or Related Security (a) attributable to any Taxes, fees or other charges imposed by any Official Body, (b) representing reimbursements of insurance premiums or payments for services that were not financed by the Seller or the Eligible Originator, (c) with respect to a Receivable re-assigned or substituted for as provided for in this Agreement, (d) with respect to Equipment related to any Contract that has been paid in full and (e) attributable to any costs expressly incurred to third parties, such as any UCC fees, maintenance fees and the like.

         "Excluded Taxes" shall have the meaning specified in Section
8.3 hereof.

         "Facility Fee" means the fee payable by the Pledgors to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Facility Fee Letter.

         "Facility Fee Letter" means the letter agreement dated the date hereof among the Pledgors and the Agent with respect to the Facility Fee.

         "Facility Limit" means $225,000,000; provided that such amount may not at any time exceed the aggregate Commitments at any time in effect; and provided, further, that the Agent will, from time to time, at the request of the Pledgors, within three Business Days after the receipt by the Agent of a certificate executed by the Pledgors in the form attached hereto as Exhibit A, agree to changes in the Facility Limit without the approval of the Company or the Bank Investors so long as (i) the Company and the Bank Investors receive notice of such change at least three Business Days prior to the date of such change, and (ii) any resulting increase occurs simultaneously with an equivalent decrease, and any resulting decrease occurs simultaneously with an equivalent increase, in the facility limit under the Finance Facility Agreement, and (iii) after giving effect to any such change, the aggregate of the Facility Limit under this Agreement and the facility limit under the Finance Facility Agreement remains the same.

         "Facility Pledge Agreement" means that certain agreement, dated as of June 22, 1998, among the Pledgors and the Finance Facility Pledgor pursuant to which the Pledgors, on the one hand, and the Finance Facility Pledgor, on the other, have made reciprocal pledges of certain amounts to be released to such pledgors pursuant to this Agreement and the Finance Facility Agreement, respectively.

         "Facility Term" means the period commencing on the Closing Date and ending on the Facility Termination Date.

         "Facility Termination Date" means the earlier to occur of (a) the Termination Date and (b) the Commitment Termination Date.
         "Fee Letter" means the letter agreement dated the date hereof among the Pledgors and the Company with respect to the Administrative Fee and the Program Fee to be paid by the Pledgors or the Parent hereunder, as amended, modified or supplemented from time to time.

         "Fee Reserve Account" means the account, established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to Section 2.12(d).

         "Finance Facility Agreement" means that certain Loan and Security Agreement, dated as of June 22, 1998, among the Finance Facility Pledgor, the Agent, the Company, the Bank Investors, the Master Servicer and the Parent.

         "Finance Facility Pledgor" means UCP Borrowing SPE 1998-1 Limited Partnership and its successors and assigns.

         "Finance Facility Release Amounts" means, for any Payment Date, all cash amounts released since the preceding Payment Date to and including such Payment Date to the Finance Facility Pledgor pursuant to the Finance Facility Agreement and pledged to the Pledgors pursuant to the Facility Pledge Agreement.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

         "General Partner" means UCP GP SPE 1998-1 LLC, a Nevada limited liability company and its successors and assigns.

         "Guaranty" means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

         "H.15" means Statistical Release No. H.15 (519) of the
Federal Reserve Board or any successor publication.

         "Hedge Counterparty" means with respect to this Agreement, each party which has entered into a Hedging Agreement with the Pledgors, the Parent or the Seller (which Hedging Agreement has been assigned to the Agent), as to which such party's (a) long-term unsecured debt obligations are rated not lower than one of the two highest investment categories granted by S&P and Moody's and (b) short-term unsecured debt obligations are rated at least "A-1" by S&P and "P-1" by Moody's, or such party that has been approved in advance by the Agent.

         "Hedge Payments" means for each Payment Date, any and all amounts due and payable to the Hedge Counterparty under each Hedging Agreement from but not including the preceding Payment Date to and including such Payment Date.

         "Hedge Rate" means, for any Receivable at any time for which a Hedging Agreement is in effect, the per annum rate at which the Hedge Payments under the related Hedging Agreement are calculated net of a percentage amount reflecting the average daily spread between the yield on the related Treasury security and the rate that reflects hedge payments with respect to such security as determined for similar hedging agreements during the preceding calendar quarter; provided that with respect to any Receivable for any period during which such Receivable is not required to be hedged pursuant to Section 2.15 or is otherwise unhedged with the consent of the Agent, the Hedge Rate with respect to such Receivable shall be the Hedge Rate as determined above from the Hedging Agreement most recently entered into pursuant to this Agreement.

         "Hedged Amount" has the meaning specified in Section 2.15.

         "Hedging Agreement" means, each hedging agreement entered into by the Pledgors, the Parent or the Seller and a Hedge Counterparty the form of which has been approved in writing in advance by the Agent.

         "Indebtedness" means, with respect to any Person such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

         "Indemnified Amounts" has the meaning specified in Section
8.1 hereof.

         "Indemnified Parties" has the meaning specified in Section
8.1 hereof.

         "Interest Accrual Account" means the account, established by the Agent for the benefit of the Company and the Bank Investors, pursuant to Section 2.12(e).

         "Interest Component" shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof.

         "Interim Funding" means for any Receivable, with respect to which the related Equipment is delivered in stages, a period during which Contract Payments are based on the Equipment actually shipped or delivered, with the full funding term of such Contract to commence pursuant to the terms thereof after delivery of all such items of Equipment.

         "Investor Report" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Pledgors and the Agent, furnished by the Master Servicer pursuant to Section
2.11 hereof.

         "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "Leveraged Lease Loan" means a loan by the Seller or an Eligible Originator to a third party lessor secured by all of such lessor's right, title and interest in a lease (originated by the Seller or such Eligible Originator and sold, together with the related Equipment, to such third party) and in the related Equipment.

         "LIBOR Rate" means, with respect to any Eurodollar Tranche Period, the rate which appears on Telerate Page 3750 (as defined in the 1987 Interest Rate and Currency Exchange Definitions published by the International Swap Dealers Association, Inc.) (or such page as may replace Telerate Page 3750), at approximately 11:00 a.m. (London time), two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

         "Liquidity Provider" means the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Liquidity Provider Agreement" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Lock-Box Account" means, collectively, each account maintained by the Master Servicer at the Lock-Box Bank for the purpose of receiving Collections.

         "Lock-Box Bank" means NationsBank, N.A. or its designee.

         "Majority Investors" shall mean, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 50% of the Facility Limit as of such date.

         "Master Servicer" means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect Receivables.

         "Master Servicer Default" has the meaning specified in
Section 6.4 hereof.

         "Material Adverse Effect" means any event or condition which would have a material adverse effect on (i) the general collectibility of the Receivables,
(ii) the ability of the Pledgors and the Parent to perform their collective obligations under the Transaction Documents to which they are parties and (iii) the interests of the Agent, the Company or the Bank Investors under the Transaction Documents.

         "Maximum Net Investment" means $225,000,000; provided that such amount shall increase or decrease in an amount equal to any increase or decrease in the Facility Limit.

         "Maximum Percentage Factor" means 100%

         "Moody's" means Moody's Investors Service, Inc.

         "Monthly Costs" means for any Payment Date the amounts due on such Payment Date pursuant to clauses (i) through (v) of Section 2.5(a) and for each Tranche Period all amounts due pursuant to Section 2.5(b) or, after the Termination Date, Section 2.6.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by a Pledgor, the Parent or any ERISA Affiliate of a Pledgor or the Parent on behalf of its employees.

         "Net Asset Test" shall mean a test that is met if, as of the time of determination, the sum of the Net Receivables Balance and the amount on deposit in the Accounts, exceeds the aggregate Net Investment plus the amount of any outstanding Carrying Costs.

         "Net Investment" means as of any time of determination the sum of the cash amounts paid to the Pledgors (other than from amounts on deposit in the Principal Collection Account) for each Pledge occurring prior to such date less the aggregate amount of Collections received and applied by the Agent prior to such date to reduce such Net Investment pursuant to Section 2.5 or 2.6 hereof; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and provided, further, that the Net Investment may be increased by the amount described in Section 9.9(g) as described therein.

         "Net Portfolio Yield" means, with respect to any Collection Period, the annualized percentage equivalent of a fraction the numerator of which is Available Funds for such Collection Period (not including any Finance Facility Release Amounts for such Collection Period) minus any amounts payable on the related Payment Date pursuant to clauses (i) through (v) and (vii) through
(viii) of Section 2.5(a) and the denominator of which is the average Net Investment for such Collection Period.

         "Net Receivables Balance" means at any time the Outstanding Balance of the Eligible Receivables at such time reduced by the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables.

         "Obligor" means a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

         "Obligor Risk Rating" means, with respect to an Obligor, the numerical "Obligor Rating" assigned pursuant to the Credit and Collection Policy.

         "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Operating Lease Pledgor" means UCP Operating SPE 1998-1 Limited Partnership and its successors and assigns.

         "Other Conduit Participant" means any Person other than the Pledgors that has entered into a receivables purchase or pledge agreement or transfer or pledge and administration agreement with the Company.

         "Outstanding Balance" means, with respect to any Receivable at any date of determination, an amount equal to the present value of all Contract Payments (not including delinquent payments in respect of Delinquent Receivables) to become due thereunder following such date (determined by discounting on a monthly basis (assuming a calendar year consisting of twelve 30-day months), at a rate equal to the then applicable Discount Rate for such Receivable, each such Contract Payment from the last day of the Collection Period during which such Contract Payment is due, to such date). The Outstanding Balance of any Receivable in Interim Funding shall be equal to 90% of the related original Equipment cost as set forth in the Contract Schedule, and such balance shall not decline during Interim Funding based on Contract Payments made thereunder. In determining the Outstanding Balance with respect to any date of determination, the future remaining Contract Payments will be calculated after giving effect to any payments received prior to such date of calculation to the extent such payments relate to Contract Payments due and payable by the Obligors with respect to the related Collection Period and any prior Collection Period; the Outstanding Balance of any Defaulted Receivable and any Receivable that has been subject to a Deemed Collection will be equal to zero.

         "Parent" means UniCapital Corporation, a Delaware corporation, and its successors and assigns.

         "Payment Date" means the 20th day of each month, or if such day is not a Business Day the next succeeding Business Day, or such earlier date of the related month as may be agreed upon by the Agent and the Pledgors, commencing in the month following the initial Pledge under this Agreement.

         "Percentage Factor" shall mean the fraction (expressed as a percentage) computed at any time of determination by dividing (i) the Net Investment minus the amount on deposit in the Principal Collection Account and the Reserve Account by (ii) the product of the Net Receivables Balance and the Weighted Average Advance Percentage, each at the time of such computation.

         "Person" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Pledge" means a pledge and assignment by the Pledgors to the Company or the Bank Investors of all of each Pledgor's respective right, title and interest in, to and under the Receivables hereunder and all Related Security (including, without limitation, as a result of any reinvestment of Collections in Pledged Interests pursuant to Section 2.2(b) and 2.5).

         "Pledge Certificate" has the meaning specified in Section
2.2(a) hereof.

         "Pledge Date" means, with respect to each Pledge, the Business Day on which such Pledge is made.

         "Pledgors" means the Qualifying Pledgor and the Operating
Lease Pledgor.

         "Pledged Interest" means, at any time of determination, all right, title and interest created hereunder in each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable.

         "Prepayment Shortfall" has the meaning specified in Section 2.9.

         "Principal Collection Account" means the account established by the Agent, for the benefit of the Company and the Bank Investors pursuant to Section 2.12(c).

         "Principal Deemed Amount" means, for any Payment Date, the excess of the Outstanding Balance of the Receivables at the end of the second preceding Collection Period (or for any Receivable for which the Cut-off Date therefor occurred since the end of such Collection Period, the Outstanding Balance of each such Receivable as of its Cut-off Date) over the Outstanding Balance of the Receivables at the end of the preceding Collection Period; provided, that, the Principal Deemed Amount will not be calculated for any Receivables as to which a Take-Out occurred during such preceding Collection Period.

         "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

         "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.

         "Program Fee" means the fee payable to the Company pursuant to Section
2.7 hereof, the terms of which are set forth in the Fee Letter.

         "Purchased Interest" means the interest in the Receivables acquired by the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

         "Purchase Facility Differential" means for any Payment Date (i) the sum of, for such Payment Date, all Collections Available for the related Collection Period, plus all Servicing Advances for such Payment Date, plus all amounts received under the Hedge Agreements with respect to such Payment Date plus all amounts on deposit in the Interest Accrual Account immediately prior to such Payment Date minus (ii) the amount required to be remitted on such Payment Date pursuant to clauses (i) through (ix) of Section 2.5(a).

         "Purchase Facility Free Cash Flow" means for any Payment
Date any positive Purchase Facility Differential for such Payment
Date.

         "Purchase Facility Shortfall" means for any Payment Date the absolute value of any negative Purchase Facility Differential for such Payment Date.

         "Purchase Termination Date" means the date upon which either Pledgor shall cease, for any reason whatsoever, to make purchases of Receivables from the Seller under the Receivables Purchase Agreement or the Receivables Purchase Agreement shall terminate for any reason whatsoever.

         "Qualifying Pledgor" means UCP Qualifying SPE 1998-1 Limited Partnership and its successors and assigns.

         "Receivable" means Contracts sold to the Pledgors under the Receivables Purchase Agreement, whether constituting an account, chattel paper, instrument, investment property or general intangible or arising in connection with the sale or lease of Equipment, including all Contract Payments and other payment obligations (but other than Excluded Amounts) owed thereunder on or after the related Cut-off Date by the related Obligor, including the right to payment of any finance charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.

         "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of June 22, 1998, among the Seller, as seller, the Pledgors, as purchasers, and the Parent.

         "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

         "Reinvestment Termination Date" means the second Business Day after the delivery by the Company to the Pledgors of written notice that the Company elects to commence the amortization of its interest in the Net Investment or otherwise liquidate its interest in the Pledged Interest.

         "Related Commercial Paper" shall mean Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables.

         "Related Security" means with respect to any Receivable:
all of the Pledgors' right, title and interest in and to:

                  (a) any collateral securing the Obligor's obligations under such Contract (excluding security deposits) or any Guaranty thereof;

                  (b) all cash realizations on the related Equipment (including returned and repossessed Equipment) and all loss and casualty insurance maintained with respect to such Equipment, in each case to the extent constituting recoveries on a Defaulted Receivable or otherwise representing the amount necessary to pay in full all unpaid Contract Payments and other amounts due on the related Receivable in the event that it is a Defaulted Receivable;

                  (c) all Guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting, securing or insuring any Equipment, to the extent of the cash realizations set forth in clause (b) above;

                  (d)  all Records related to such Contract; and

                  (e)  all Proceeds of the foregoing;

         excluding, however, in each case any  Excluded Amounts.

         "Required Payoff Amount" means with respect to any Collection Period for any Receivable, the sum of (i) the Contract

Payment due in any Collection Period, together with any past due Contract Payments, (ii) the Outstanding Balance of such Receivable as of the last day of such Collection Period (after taking into account the Contract Payment due on such Collection Period and, if the applicable Receivable is a Defaulted Receivable, assuming for the purpose of determining the Outstanding Balance thereof pursuant to this clause (ii) that such Receivable is not a Defaulted Receivable) plus (iii) any breakage cost associated with the applicable Hedging Agreement.

         "Reserve Account" means the account, established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to Section 2.12(b).

         "Reserve Account Event" means a period commencing on any Payment Date for which the Three-Month Average Net Portfolio Yield for the related Collection Period was below 1.75% and ending at the end of any Collection Period for which the Three- Month Average Net Portfolio Yield is greater than 1.75%.

         "Revolving Credit Facility Agreement" means that certain credit agreement, dated June 10, 1998, among the Parent, NationsBank and certain lenders a party thereto from time to time.

         "Revolving Credit Facility Default" means the occurrence of an Event of Default, as defined in the Revolving Credit Facility Agreement.

         "Section 8.2 Costs" has the meaning specified in Section
8.2(d) hereof.

         "Secured Note" means the secured note issued to the Agent for the benefit of the Company and the Bank Investors pursuant to Section 2.2(d) hereof.

         "Seller" means UniCapital Funding Corporation and its successors and assigns.

         "Servicer Advance" has the meaning specified in Section
6.2(l) hereof.

         "Servicing Fee" means the fees payable to the Master Servicer on each Payment Date in an amount equal to 0.50% per annum on the amount of the Outstanding Balance of all Receivables as of the beginning of the related Collection Period.

         "Specified Reserve Account Requirement" means zero, or upon the occurrence and during the continuance of a Reserve Account Event, the greater of
(x) 2.00% of the then outstanding Net Investment and (y) $1,000,000.

         "Standard & Poor's" or "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         "Subsidiary" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

         "Substitute Receivable" has the meaning specified in
Section 2.16.

         "Take-Out" means any reduction of the Net Investment resulting from an auction of Receivables or a reassignment to one or both Pledgors of Receivables in accordance with Section 2.17.

         "Taxes" shall have the meaning specified in Section 8.3 hereof.

         "Termination Date" means the earliest of (i) the Business Day designated by the Pledgors to the Agent as the Termination Date at any time following 60 days' written notice to the Agent, (ii) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (iii) two Business Days prior to the Commitment Termination Date (unless such date has been extended), or (iv) the Purchase Termination Date.

         "Termination Event" means an event described in Section 7.1 hereof.

         "Three-Month Average Net Portfolio Yield" means, as of any date of determination, commencing in the fourth month following the month of the initial Pledge, the weighted average of the Net Portfolio Yields for the three most recently ended Collection Periods (or for any date of determination in the fourth month following the month of the initial Pledge, the Net Portfolio Yield for the immediately preceding Collection Period, and for any such date in the fifth such month, the weighted average of the Net Portfolio Yields for the two most recently ended Collection Periods), in the case of each such weighted average calculation, weighted for each Collection Period by the average Net Investment for such Collection Period.

         "Tranche" means a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.3 hereof.

         "Tranche Period" means a CP Tranche Period, a BR Tranche
Period or a Eurodollar Tranche Period.

         "Tranche Rate" means the CP Rate, the Base Rate or the
Eurodollar Rate.

         "Transaction Costs" has the meaning specified in Section
8.4(a) hereof.

         "Transaction Risk Rating" means, with respect to a Receivable, the numerical "Transaction Rating" assigned pursuant to the Credit and Collection Policy.

         "Transaction Documents" means, collectively, this Agreement, the Receivables Purchase Agreement, the Facility Fee Letter, the Fee Letter, the Secured Note, the Pledge Certificates and all of the other instruments, documents and other agreements executed and delivered by the Seller or the Pledgors in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

         "U.S." or "United States" means the United States of
America.

         "Weighted Average Advance Percentage" means, as of any date of determination, the average of the Advance Percentages for the

Receivables weighted for each Receivable by the Outstanding Balance of such Receivable.

         SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

         SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".


                                   ARTICLE II

                             PLEDGES AND SETTLEMENTS

         SECTION 2.1 Facility. Upon the terms and subject to the conditions herein set forth, (x) the Pledgors, jointly and severally, may, at their option, obtain the proceeds of loans from the Company or the Bank Investors, as applicable, in exchange for the pledge and assignment to the Agent, on behalf of the Company or the Bank Investors, as applicable, without recourse except as provided herein, of all of each Pledgor's respective right, title and interest in, to and under the Receivables, together with all Related Security with respect thereto, from time to time and (y) the Agent, on behalf of the Company, provided that the Termination Date shall not have occurred and at the Company's option, may, or the Agent, on behalf of the Bank Investors, provided that the Termination Date shall not have occurred and that the Bank Investors shall have previously accepted the assignment by the Company of all of its interest in the Affected Assets, shall, if so requested, loan such proceeds, secured by such pledge and assignment from the Pledgors. By accepting any pledge and assignment hereunder, neither the Company, any Bank Investor nor the Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the applicable Pledgor and of the Seller, or with respect to any of the Equipment or the other Related Security.

         SECTION 2.2       Pledges; Pledge Certificates; Eligible
Receivables.

                  (a) Pledges. Upon the terms and subject to the conditions herein set forth from time to time (i) the Pledgors, jointly and severally, may, at their option, borrow from the Company or the Bank Investors, as applicable, amounts which are secured by the pledge and assignment to the Agent, on behalf of the Company or the Agent, on behalf of the Bank Investors, as applicable, without recourse except as provided herein, of all of each Pledgor's respective right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto and (ii) the Agent, provided that the Termination Date shall not have occurred and at the Company's option, may, or the Agent, on behalf of the Bank Investors, provided that the Termination Date shall not have occurred and that the Bank Investors shall have previously accepted the assignment by the Company of all of its interest in such loans and the Affected Assets, shall, in each case if so requested by the Pledgors, accept such pledge and assignment from the Pledgors, without recourse except as provided herein, of all of each Pledgor's respective right, title and interest in, to and under the Receivables, together with Related Security Collections and Proceeds with respect thereto; provided that the payment to the Pledgors of the Advance Amount related thereto shall have been made and, after giving effect to the payment to the Pledgors of such Advance Amount, (x) the sum of the Net Investment plus, in the case where the Pledged Interest is held by the Agent on behalf of the Company, the Interest Component of all outstanding Related Commercial Paper, would not exceed the Facility Limit and (y) the Net Investment would not exceed the Maximum Net Investment; provided, further, that the representations and warranties set forth in
         Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Pledge.

         The Pledgors may, by delivering to the Agent the Pledge Certificate via telecopy in the form of Exhibit F attached hereto (the "Pledge Certificate"), request to borrow from the Company or the Bank Investors, as applicable, amounts which are secured by the pledge and assignment to the Agent, on behalf of the Company or the Bank Investors, as applicable, of all of each Pledgor's respective right, title and interest in, to and under the Receivables and the other Affected Assets relating thereto no later than (i) if the proposed Net Investment associated with any Pledge is greater than $150,000,000, no later than 4:00 p.m. (New York City time) on the fifth Business Day prior to the proposed date of such Pledge, (ii) if the proposed Net Investment associated with any Pledge is greater than $45,000,000 but less than or equal to $150,000,000, no later than 4:00 p.m. (New York City time) on the third Business Day prior to the proposed date of such Pledge, (iii) if the proposed Net Investment associated with any Pledge is greater than $20,000,000 but less than or equal to $45,000,000, no later than 4:00 p.m. (New York City time) on the second Business Day prior to the proposed date of such Pledge, (iv) if the proposed Net Investment associated with any Pledge is greater than $5,000,000 but less than or equal to $20,000,000, no later than 11:00 a.m. (New York City time) on the Business Day prior to the proposed date of such Pledge and (v) if the proposed Net Investment associated with any Pledge is less than or equal to $5,000,000 no later than 4:00 p.m. (New York City time) on the Business Day prior to the proposed date of such Pledge.

         Each such notice shall specify (w) whether such request is made to the Agent, on behalf of the Company or on behalf of the Bank Investors (it being understood and agreed that once any Pledged Interest hereunder is acquired on behalf of the Bank Investors, the Agent, on behalf of Bank Investors, shall be required to purchase all Pledged Interests held by the Agent on behalf of the Company in accordance with Section 9.7 and thereafter that no additional Pledges shall be funded on behalf of the Company hereunder), (x) the desired Advance Amount (which shall be at least $1,000,000 or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility

         Limit), (y) the desired date of such Advance Amount and (z) the desired Tranche Period(s) and allocations of the Net Investment of such Advance Amount thereto as required by Section 2.3. The Agent will promptly notify the Company or each of the Bank Investors, as the case may be, of the Agent's receipt of any request for an Advance Amount to be made to the Agent on behalf of such Person. To the extent that any such Advance Amount is requested of the Agent, on behalf of the Company, the Company shall instruct the Agent to accept or reject such offer by notice given to the Pledgors and the Agent by telephone or telecopy by no later than the close of its business on the Business Day of its receipt of any such request. Each notice of proposed Pledge shall be irrevocable and binding on the Pledgors and the Pledgors shall indemnify the Company and each Bank Investor against any loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, through the Liquidity Provider Agreement) as a result of any failure by the Pledgors to complete such Pledge including, without limitation, any loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Company, any Bank Investor or the Liquidity Provider (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company, any Bank Investor or the Liquidity Provider to fund such Pledge. With respect to any failure of either of the Pledgors for which the Company or the Bank Investors are indemnified pursuant to the preceding sentence, the applicable Bank Investor or the Company, as the case may be, incurring any indemnified costs as a result of such failure, shall take such steps as may be reasonable for avoiding or mitigating (consistent with the internal policies and governance and legal and regulatory restrictions of the Bank Investors or the Company, as applicable, and without requiring the incurring of any additional costs by, or otherwise being disadvantageous to, such party) additional costs as a result of such failure.

         On the date of each Pledge, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall deliver written confirmation to the Pledgors and the Parent of the Advance Amount, the Tranche Period(s) and the Tranche Rate(s) relating to such Pledge and the Pledgors shall deliver to the Agent an original executed Pledge Certificate. The Agent shall indicate the amount of such Pledge together with the date thereof as well as any change in the Net Investment on the grid attached to the Pledge Certificate. The Pledge Certificate shall evidence the Pledges. Following each Pledge, the Company or the Bank Investors, as the case may be, shall deposit to the Pledgors' account at the location indicated in Section 10.3 hereof, in immediately available funds, an amount equal to the Advance Amount for such Pledge made to the Company or the Bank Investors, as the case may be.

         By no later than 11:00 a.m. (New York City time) on any Pledge Date, the Company or each Bank Investor, as the case may be, shall remit its share (which, in the case of a Pledge to the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Advance Amount for such Pledge to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Advance Amount shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of its obligation hereunder. Following each Pledge and the Agent's receipt of funds from the Company or the Bank Investors as aforesaid, the Agent shall remit the Advance Amount to the Pledgors' account at the location indicated in Section 10.3 hereof, in immediately available funds, in an amount equal to the Advance Amount for such Pledge. The allocation of the Advance Amount among each Pledgor shall be by agreement among the Pledgors and neither the Agent, the Company nor the Bank Investors shall have any obligations or responsibility related to the allocation of the Advance Amount upon its remittance to the Pledgors' account as set forth in the preceding sentence. Unless the Agent shall have received notice from the Company or any Bank Investor, as applicable, that such Person will not make its share of any Advance Amount relating to any Pledge available on the applicable Pledge Date therefor, the Agent may (but shall have no obligation to) make the Company's or any such Bank Investor's share of any such Advance Amount available to the Pledgors in anticipation of the receipt by the Agent of such amount from the Company or such Bank Investor. To the extent the Company or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Pledge Date, the Company and the Bank Investors shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate") to the Agent upon its demand therefor (provided that the Company shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid by the defaulting Company or Bank Investor, as applicable, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of a Pledged Interest hereunder. Upon the payment of such amount to the Agent by the Company or the Bank Investors, such payment shall constitute such Person's payment of its share of the applicable Advance Amount for such Pledge.

                  (b)  [Reserved.]

                  (c) All Pledges. Each Pledge shall constitute a pledge to the Agent, on behalf of the Company or the Bank Investors, as applicable, of all of each Pledgor's respective right, title and interest in, to and under each and every Receivable, together with all Related Security with respect thereto. The Agent shall hold the Pledged Interests on behalf of the Company and each Bank Investor in accordance with each of the Company's and each Bank Investor's percentage interest in the Pledged Interest (determined on the basis of the relationship that the portion of the Net Investment funded by such Person bears to the aggregate Net Investment of the Company and all of the Bank Investors at such time).

                  (d) Secured Note. The Pledgors shall issue to the Agent the Secured Note, in the form of Exhibit M, on or prior to the date hereof.

                  (e) Percentage Factor. The Percentage Factor shall be initially computed as of the opening of business on the date of the initial Pledge hereunder. Thereafter until the Termination Date, the Percentage Factor shall be recomputed on each Determination Date as of the last day of the related Collection Period and at such other times as may be reasonably requested by the Agent.

                  (f) Finance Facility Release Amounts; Sale Agreements. As additional security for the payment of all Monthly Costs due under this Agreement, each Pledgor pledges and assigns all of its right, title and interest in the Facility Pledge Agreement, including all Finance Facility Collateral (as defined therein) to the Agent, which pledge and assignment the Agent hereby accepts on behalf of the Company and the Bank Investors, as applicable. Accordingly, Finance Facility Release Amounts shall be available on each Payment Date as part of Available Funds for such Payment Date. As additional security for the payment of all Aggregate Unpaids, each Pledgor pledges and assigns all of its right, title and interest in the Receivables Purchase Agreement and the parties hereto acknowledge that the Agent, on behalf of the Company and the Bank Investors, as applicable, may enforce such right, title and interest directly as if it were party thereto.

                  (g) Limitations on Equipment. With respect to the interests in Equipment that are subject to Pledges hereunder, such interests are limited to those that constitute Related Security for the related Receivable. Therefore, upon the payment in full of any Receivable, the Agent, the Company and the Bank Investors shall have no further interest hereunder in the related Equipment, and all such Equipment shall be held by the Operating Lease Pledgor or its assignee free and clear of any lien or other claim created or imposed pursuant to this Agreement.

         SECTION 2.3       Selection of Tranche Periods and Tranche
Rates.

                  (a) Prior to the Termination Date; Pledged Interest held on behalf of the Company. At all times hereafter, but prior to the Termination Date and not with respect to any portion of the Pledged Interest held on behalf of the Bank Investors (or any of them), the Pledgors may, subject to the Company's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the Net Investment held on behalf of the Company. The Pledgors shall jointly give the Company irrevocable notice by telephone of the new requested Tranche Period(s) at least three Business Days prior to the expiration of any then existing Tranche Period; provided, however, that in the event of a Tranche Period with respect to a Pledge Date, such notice period shall not exceed the notice period pursuant to
         Section 2.2 that applies to the related Pledge; provided, further, that the Company may select, in its sole discretion, any such new Tranche Period if (i) the Pledgors fail to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the Tranche Period requested by the Pledgors is unavailable or for any reason commercially undesirable. The Company confirms that it is its intention to allocate all or substantially all of the Net Investment held on behalf of it to one or more CP Tranche Periods; provided that the Company may determine, from time to time, in its sole discretion, that funding such Net Investment by means of one or more CP Tranche Periods is not possible or is not desirable for any reason. If the Liquidity Provider acquires from the Company a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, NationsBank, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby. The initial Tranche Period applicable to any such Purchased Interest shall be a period of not greater than 7 days and such Tranche shall be a BR Tranche. Thereafter, provided that the Termination Date shall not have occurred, the Tranche Period applicable thereto shall be the BR Rate or the Eurodollar Rate, as determined by the

         Pledgors. In the case of any Tranche Period outstanding upon the Termination Date, such Tranche Period shall end on such date.

                  (b) After the Termination Date; Pledged Interest Held on behalf of the Company. At all times on and after the Termination Date, with respect to any portion of the Pledged Interest which shall be held by the Agent on behalf of the Company, the Company or NationsBank, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

                  (c) Prior to the Termination Date; Pledged Interest Held on Behalf of Bank Investors. At all times with respect to any portion of the Pledged Interest held by the Agent on behalf of the Bank Investors, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than 3 days and such Tranche shall be a BR Tranche. Thereafter, with respect to such portion, and with respect to any other portion of the Pledged Interest held on behalf of the Bank Investors (or any of them), provided that the Termination Date shall not have occurred, the Tranche Period applicable thereto shall be, at the Pledgor's option, either a BR Tranche or a Eurodollar Tranche. The Pledgor shall give the Agent irrevocable notice by telephone of the new requested Tranche Period at least three (3) Business Days prior to the expiration of any then existing Tranche Period. In the case of any Tranche Period outstanding upon the occurrence of the Termination Date, such Tranche Period shall end on the date of such occurrence.

                  (d) After the Termination Date; Pledged Interest Held on behalf of Bank Investors. At all times on and after the Termination Date, with respect to any portion of the Pledged Interest held by the Agent on behalf of the Bank Investors, the Agent shall select all Tranche Periods and Tranche Rates applicable thereto.

                  (e) Eurodollar Rate Protection; Illegality. (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed Eurodollar Tranche, then

                  (A) the Agent shall forthwith notify the Company or Bank Investors, as applicable, and the Pledgors that the Eurodollar Rate cannot be determined for such Eurodollar Tranche, and

                  (B) while such circumstances exist, neither the Company, the Bank Investors nor the Agent shall allocate the Net Investment of any additional Pledged Interests pledged and assigned during such period or reallocate the Net Investment allocated to any then existing Tranche ending during such period, to a Eurodollar Tranche.

                  (ii) If, with respect to any outstanding Eurodollar Tranche, the Company or any of the Bank Investors on behalf of which the Agent holds any Pledged Interest herein notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Pledged Interest or that the Eurodollar Rate applicable to such Pledged Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Pledged Interest for such Tranche Period then the Agent shall forthwith so notify the Pledgors, whereupon neither the Agent nor the Company or the Bank Investors, as applicable, shall, while such circumstances exist, allocate any Net Investment of any additional Pledged Interest pledged and assigned during such period or reallocate the Net Interest allocated to any Tranche Period ending during such period, to a Eurodollar Tranche.

                  (iii) Notwithstanding any other provision of this Agreement, if the Company or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for the Company, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Company, such Bank Investor or such Liquidity Provider, as applicable, to fund Advances or the maintenance of Pledged Interests at the Eurodollar Rate, then (x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of the Company or such Bank Investor, as applicable, to fund Advances or the maintenance of Pledged Interests at the Eurodollar Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of each Eurodollar Tranche in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Pledged Interest at the Eurodollar Rate until the last day of the applicable Tranche Period, be reallocated on the last day of such Tranche Period to another Tranche Period in respect of which the Net Investment allocated thereto accrues Discount at a Tranche Rate other than the Eurodollar Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Pledged Interest at the Eurodollar Rate until the end of the applicable Tranche Period, such Person's share of the Net Investment allocated to such Eurodollar Tranche shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Tranche Period.

         SECTION 2.4 Discount, Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section 2.1 hereof, the Pledgors shall pay, as and when due in accordance with this Agreement, all Carrying Costs, and the Servicing Fees. On the last day of each Tranche Period, the Pledgors shall pay to the Agent, on behalf of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event the Pledged Interest is held on behalf of the Company, an amount equal to the discount accrued on the Company's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Pledged Interest in an amount in excess of the Advance Amount of a Pledge. The Pledgors shall pay to the Agent, on behalf of the Company, on each day on which Related Commercial Paper is issued by the Company, the Dealer Fee. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Pledgors, which shall be joint and several, to pay the amounts set forth in this Section 2.4.

         SECTION 2.5       Settlement and Reinvestment Procedures.

                  (a) On each Payment Date, so long as no Termination Event has occurred, all the Available Funds for such Payment Date will be allocated by the Master Servicer in the following order of priority:

                           (i) first, to each Hedge Counterparty, on a pro rata
                  basis, any Hedge Payments then due;

                           (ii) second, to the Master Servicer, any unreimbursed
                  Servicer Advances;

                           (iii) third, to the Master Servicer, the accrued and
                  unpaid Servicing Fees, if the Master Servicer is not an Affiliate of the Parent;

                           (iv) fourth, to the Agent, for the benefit of the
                  Company and the Bank Investors, as applicable, the sum of the following, in each case, to the extent not previously paid and without duplication: accrued and unpaid Dealer Fees on Commercial Paper; the Program Fee, Facility Fee and Administrative Fee; any accrued Discount (whether or not payable on such Payment Date) and any Discount payable on or prior to such Payment Date to the extent not previously paid; any amounts due to the Credit Support Provider under the Credit Support Agreement or the Liquidity Provider under the Liquidity Provider Agreement, in each case to the extent payable pursuant to the terms of this Agreement by the Pledgors and not otherwise payable from any of the above-referenced fees; and Section 8.2 Costs (all of these, the "Carrying Costs"); provided that any amount allocated pursuant to this clause (iv) on account of accrued and unpaid Discount that is not yet payable shall be deposited into the Interest Accrual Account;

                           (v) fifth, to the Agent, for the benefit of the
                  Company and the Bank Investors, an amount equal to the Principal Deemed Amount for such Payment Date plus any unpaid shortfall in the amount applied pursuant to this clause (v) to pay the Principal Deemed Amount from prior Payment Dates, for deposit to the Principal

                  Collection Account, such amount to be so deposited until the Percentage Factor is equal to the Maximum Percentage Factor;

                           (vi) sixth, if a Reserve Account Event has occurred
                  and is continuing with respect to such Payment Date, to the Reserve Account the amount, if any, necessary to cause the balance on deposit therein to equal the Specified Reserve Account Requirement;

                           (vii) seventh, to the extent that after giving effect
                  to clauses (v) and (vi) above, and any Pledge of Receivables on such Payment Date, the Percentage Factor exceeds the Maximum Percentage Factor, to the Agent, for the benefit of the Company and the Bank Investors, the amount necessary to cause the Percentage Factor to equal the Maximum Percentage Factor, such amount to be deposited into the Principal Collection Account;

                           (viii) eighth, to the Master Servicer, the accrued
                  and unpaid Servicing Fee, if the Master Servicer is an Affiliate of the Parent;

                           (ix) ninth, to the Master Servicer, any amounts
                  collected during the related Collection Period in respect of late fees, insufficient funds charges, extension fees and other like amounts;

                           (x) tenth, to the Finance Facility Pledgor all
                  amounts required to be remitted thereto pursuant to the Facility Pledge Agreement; and

                           (xi) eleventh, the balance, if any, to the Pledgors.

                  (b) On the last day of each Tranche Period, first, from amounts on deposit in the Interest Accrual Account and, second, from the Collections on deposit in the Collection Account, the Master Servicer shall deposit to the Agent's account, for the benefit of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or the Bank Investors entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts ratably (based on the amounts owing to each such Person) to all such Persons entitled to payment thereof. In addition, on any Business Day, the Master Servicer shall remit to the applicable Hedge Counterparty, any Hedge Payments then due.

                  (c) Amounts on deposit in the Principal Collection Account will be applied by the Agent to repay the principal component (and not the Discount related thereto) of the Commercial Paper or other investments being used to fund the Net Investment as and when the same mature; provided that so long as the Termination Date has not occurred, the Agent may use amounts on deposit in the Principal Collection Account to fund Pledges pursuant to Section 2.2 including Pledges to the extent necessary to cause the Percentage Factor to not exceed the Maximum Percentage Factor (so long as either the Pledgors consent to the use thereof to fund Pledges or such use shall not cause the Percentage Factor to increase).

         SECTION 2.6 Liquidation Settlement Procedures. On the last day of each Tranche Period to occur on or after the Termination Date, the Master Servicer shall deposit to the Agent's account to the extent not already so deposited, for the benefit of the Company or the Bank Investors, as applicable, from amounts on deposit in the Collection Account, the sum of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) all other Aggregate Unpaids. On such day, the Master Servicer shall deposit to its account, from amounts on deposit in the Collection Account which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Master Servicer to distribute funds in payment in full of the aforementioned amounts, the Master Servicer shall distribute funds first, in payment of the accrued Discount, second, if the Parent or any Affiliate of the Parent is not then the Master Servicer, to the Master Servicer's account, in payment of the Servicing Fee payable to the Master Servicer, third, in reduction of the Net Investment allocated to any Tranche Period ending on such date, fourth, in payment of all fees payable by the Pledgors hereunder, fifth, in payment of all other Aggregate Unpaids and sixth, if the Parent or any Affiliate of the Parent is the Master Servicer, to its account as Master Servicer, in payment of the Servicing Fee payable to such Person as Master Servicer. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or the Bank Investors entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

         Following the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, (i) the Agent, on behalf of the Company and the Bank Investors, shall be deemed to have automatically re-assigned to the Pledgors all of the Agent's right, title and interest in and to the Affected Assets (including the Pledged Interest), (ii) the Master Servicer shall pay to the Pledgors any remaining amounts on deposit in the Collection Account and (iii) the Agent, on behalf of the Company and the Bank Investors, shall execute and deliver to the Pledgors, at the Pledgors' expense, such documents or instruments as are necessary to terminate the Agent's interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Pledgors.

         SECTION 2.7 Fees. Notwithstanding any limitation on recourse contained in this Agreement pursuant to the Fee Letter or the Facility Fee Letter, the Pledgors jointly and severally shall pay on each Payment Date the following non-refundable fees: to the Company, the Program Fee, and to the Agent, the Administrative Fee and the Facility Fee. If on any Payment Date, Available Funds are not sufficient to pay the fees described in the immediately preceding sentence, payment of such fees shall be made from the amounts on deposit in the Fee Reserve Account.

         SECTION 2.8 Protection of the Interest of the Company and the Bank Investors; Releases. (a) Each Pledgor agrees that it will, and will cause the Seller to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Pledged Interest or to enable the Agent, the Company or the Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, each Pledgor will, and will cause the Seller to, upon the request of the Agent, the Company or any of the Bank Investors, in order to accurately reflect this transaction, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 10.6 hereof) as may be requested by the Agent, the Company or any of the Bank Investors and (y) mark its respective master data processing records and other documents with a legend describing the conveyance to the Pledgors of the Receivables (in the case of the Seller) and to the Agent, for the benefit of the Company and the Bank Investors, of the Pledged Interest. Each Pledgor shall, and will cause the Seller to, upon the reasonable request of the Agent, the Company or any of the Bank Investors obtain such additional search reports as the Agent, the Company or any of the Bank Investors shall request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Pledgors shall not, and shall not permit the Seller to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days prior notice thereof and (ii) prepared at the Pledgors' expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Pledged Interest or reasonably requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Pledgors.

         (b) The Master Servicer shall instruct all Obligors to cause all Collections to be deposited directly with the Lock-Box Bank. If the Pledgors, the Seller or the Master Servicer receives any Collections, the Pledgors, the Seller or the Master

Servicer, as applicable, shall immediately, but in any event within two Business Days of receipt, remit (and shall cause the Seller to remit) such Collections to the Collection Account.

         (c) With respect to Receivables and Related Security reassigned due to Deemed Collections or otherwise reassigned pursuant to Section 2.9, substituted for pursuant to Section 2.16 or subject to a Take-out, or with respect to Equipment with respect to Receivables that have been paid in full, the Agent shall execute such appropriate releases (without recourse) or termination statements as may be reasonably requested by the Pledgors.

         SECTION 2.9 Deemed Collections; Reassignments; Prepayment Shortfalls; Application of Payments. If on any day during any Collection Period any of the representations or warranties in Article III is or has become untrue with respect to a Receivable (whether on or after the date of any pledge of an interest therein to the Agent, the Company or the Bank Investors as contemplated hereunder), then any party hereto discovering the same shall so inform the other parties hereto (provided that notice thereof shall be given to the Agent on behalf of the Company and the Bank Investors), and unless the breach of such representation or warranty shall have been cured on or prior to the related Payment Date, the applicable Pledgor shall be deemed to have received during such Collection Period a Collection of such Receivable in full and such Pledgor shall on the related Payment Date pay to the Master Servicer an amount equal to the Required Payoff Amount with respect to such Receivable and such amount shall be allocated and applied by the Master Servicer as a Collection allocable to the Pledged Interest in accordance with Section 2.5 or 2.6 hereof, as applicable; provided that in lieu of such payment, to the extent permitted pursuant to
Section 2.16, the Pledgors may substitute a Substitute Receivable for any such Receivable.

         The Pledgors shall have the option, but shall not be required, to accept the reassignment of Receivables that are not subject to a Deemed Collection but that are 60 or more days past due at a price equal to the Required Payoff Amount therefor. Also, the Pledgors will accept the reassignment of Defaulted Receivables upon 5 Business Days' notice following the demand of the Agent at a price equal to the Required Payoff Amount;

provided that in lieu of such payment, to the extent permitted pursuant to
Section 2.16, the Pledgors may substitute a Substitute Receivable for any such Defaulted Receivable. In addition, to the extent any Contract that is a conditional sales contract or other loan is prepaid by the related Obligor pursuant to its terms, the amount, if any, by which the amount of such prepayment is less than the Required Payoff Amount for such Receivable (any such amount, a "Prepayment Shortfall"), shall be paid by the Pledgors to the Agent from their own account on the demand of the Agent. Any amounts received in respect of such reassignments or in respect of any Prepayment Shortfall shall be applied as a Collection in the manner set forth in the preceding paragraph.

         Notwithstanding the foregoing, the aggregate of (i) the Outstanding Balance of Receivables reassigned to the Pledgors pursuant to this Section 2.9 or substituted for Substitute Receivables pursuant to Section 2.16 (and if any such Receivables are Defaulted Receivables, assuming for purposes of determining the Outstanding Balance thereof that such Receivables are not in fact Defaulted Receivables) plus (ii) the amount of payments made in respect of Prepayment Shortfalls by or on behalf of the Pledgors pursuant to this Section 2.9, in each case since the most recent Take-Out hereunder (or since the initial Pledge, if no Take-Out has yet occurred) shall in no event exceed 10% of the then Outstanding Net Investment; provided that any Receivable reassigned to the Pledgors pursuant to this Section 2.9 or substituted for pursuant to Section 2.16, that at the time of such reassignment or substitution was subject to a Deemed Collection shall not be included in calculating such 10% limitation.

         SECTION 2.10 Payments and Computations, Etc. All amounts to be paid or deposited by the Pledgors or the Master Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Agent (whether on behalf of the Company or any Bank Investor or otherwise) they shall be paid or deposited in the account indicated in
Section 10.3 hereof, until otherwise notified by the Agent. The Pledgors shall, to the extent permitted by law, pay to the Agent, for the benefit of the Company and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Pledgors hereunder shall be binding upon the Pledgors absent manifest error.

         SECTION 2.11 Reports. (a) Prior to the fifteenth day of each month (or, if such fifteenth day is not a Business Day, the immediately preceding Business
Day), the Master Servicer shall prepare and forward to the Agent and the Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding month and (ii) such other information as the Agent or the Administrative Agent may reasonably request.

         SECTION 2.12 Accounts. (a) Collection Account. There shall be established on the day of the initial Pledge hereunder and maintained with the Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Company and the Bank Investors. Funds on deposit in the Collection Account shall be invested by the Agent in Eligible Investments that will mature so that such funds in the necessary amount will be available prior to the last day of each successive Tranche Period or Payment Date following such investment. On the last day of each Tranche Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) by the Pledgors. On the date on which the Net Investment is zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Pledgors.

         (b) Reserve Account. There shall be established on the day of the initial Pledge hereunder and maintained with the Agent, a segregated account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Company and the Bank Investors. Funds on deposit in the Reserve Account shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period or Payment Date following such investment. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account shall be retained in the Reserve Account and be available to make payments required to be made therefrom. Funds on deposit in the Reserve Account shall be retained in the Reserve Account and be available (i) to pay any Discount payable pursuant to
Section 2.5(b) to the extent amounts on deposit in the Interest Accrual Account and the Collection Account are insufficient therefor, (ii) on any Payment Date to make any payments required to be made under clauses (i) through (v) of
Section 2.5(a) to the extent that Available Funds are insufficient therefor and
(iii) on and after the Termination Date to the Agent to reduce the Net Investment. On each Payment Date, after giving effect to the allocations set forth in Section 2.5(a), any amounts on deposit therein that are in excess of the Specified Reserve Account Balance will be released to the Pledgors. At any time at which a Reserve Account Event is no longer continuing any amounts remaining on deposit in the Reserve Account, after application of such amounts to make any payments required pursuant to the preceding sentence, will be released to the Pledgors.

         (c) Principal Collection Account. There shall be established on the day of the initial Pledge hereunder and maintained with the Agent, a segregated account (the "Principal Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Company and the Bank Investors. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Principal Collection Account shall be retained in the Principal Collection Account and be available to make payments required to be made therefrom. Funds on deposit in the Principal Collection Account shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period or Payment Date following such investment. Funds on deposit in the Principal Collection Account will be applied as set forth in Section 2.5(c).

         (d) Fee Reserve Account. There shall be established on the day of the initial Pledge hereunder and maintained with the

Agent, a segregated account (the "Fee Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Company and the Bank Investors. On or prior to the date of the initial Pledge hereunder, an amount equal to the product of (a) 0.10% and (b) the Facility Limit as of such Pledge Date will be deposited into the Fee Reserve Account. Funds on deposit in the Fee Reserve Account shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available prior to each Payment Date. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Fee Reserve Account shall be retained in the Fee Reserve Account and be available to make payments required to be made therefrom. Funds on deposit in the Fee Reserve Account shall be available on any Pledge Date or the date of any Take-out to make any payments of the Program Fee, the Facility Fee or the Administrative Fee that have become due and payable to the extent that Available Funds are insufficient therefor. If on any Payment Date (including after a Take-Out as described below) the Net Investment is equal to or exceeds $100,000,000, and each of the above-referenced fees has been paid-in-full as of such Payment Date, all funds on deposit in the Fee Reserve Account will be released at such time to the Pledgors. If after giving effect to the initial Pledge to occur after any Take-out, the Net Investment is equal to less than $100,000,000, the Pledgors shall deposit into the Fee Reserve Account an amount from the proceeds of such Pledge so that the amount on deposit therein equals the product of (a) 0.10% and
(b) the Facility Limit as of such Pledge Date.

         (e) Interest Accrual Account. There shall be established on the day of the initial Pledge hereunder and maintained with the Agent, a segregated account (the "Interest Accrual Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Company and the Bank Investors. Funds on deposit in the Interest Accrual Account shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available as needed prior to the last day of each successive Tranche Period following such investment. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Interest Accrual Account shall be retained in the Interest Accrual Account and be available to make payments required to be made therefrom. Funds on deposit in the Interest Accrual Account shall be available to make payments of accrued and unpaid Discount pursuant to Section 2.5(b).

         SECTION 2.13 Sharing of Payments, Etc. If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Pledged Interest pledged to it (other than pursuant to Section 2.7 or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section
2.5 or 2.6) in excess of its ratable share of payments on account of Purchased Interest funded by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such participations in the Pledged Interests pledged to such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

         SECTION 2.14 Right of Setoff. Without in any way limiting the provisions of Section 2.13, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date, to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company or such Bank Investor to, or for the account of, the Pledgors against the amount of the Aggregate Unpaids owing by the Pledgors to such Person or to the Agent on behalf of such Person (even if contingent or unmatured).

         SECTION 2.15 Hedging of Receivables. The Pledgors shall from time to time enter into such Hedging Agreements as shall be necessary so that after giving effect to any Pledge, the excess of the Outstanding Balance of the Receivables over the aggregate Hedged Amount under all Hedging Agreements shall not be equal to or in excess of $10,000,000; provided that if at any time the aggregate Hedged Amount under all Hedging Agreements exceeds the Outstanding Balance of the Receivables, the Pledgors shall reduce such excess to zero by terminating or reducing by an appropriate amount the Hedge Agreements. Upon entering into any Hedging Agreement the Pledgors shall assign to the Agent, on behalf of the Company and the Bank Investors, as applicable, all of the Pledgors' rights under such Hedging Agreement. Each Hedging Agreement shall (i) have a scheduled termination date that coincides with the last Contract Payment due to occur for the Receivables to which such Hedging Agreement relates; (ii) provide for a notional amount equal to 100% of the Outstanding Balance of such Receivables rounded to the nearest multiple of $100,000 (the "Hedged Amount");
(iii) provide that Hedge Payments be calculated based on the "constant maturity" yield on U.S. Treasury securities with a maturity date equal or nearest to the then expected remaining weighted average life (as determined by the Agent in its sole discretion) of the related Receivables; (iv) provide that the Hedge Counterparty's payment obligations shall be calculated by reference to the Hedged Amount and a per annum rate determined by reference to H.15, as defined in the 1991 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. and as determined in accordance with the procedures in effect on the date of this Agreement (the "H.15"); (v) provide that any payments to be paid with respect to each Payment Date and any early termination date thereunder by the Hedge Counterparty are to be deposited into the Collection Account, for distribution in accordance with this Agreement; and
(vi) be on such other terms and subject to such other conditions as shall be reasonably acceptable to the Agent. The "constant maturity" yield as described in clause (iii) above shall be determined based on the average yield, in effect for the week ending on the last Friday immediately preceding the related date of determination for U.S. Treasury securities adjusted to a constant maturity, as published in H.15. In the event the H.15 is no longer available, then the rates described in clauses (iii) and (iv) above shall be reasonably agreed to between the Pledgors and the Hedge Counterparty and reasonably acceptable to the Agent in order to effect an economically equivalent business deal between such parties. The Master Servicer will provide the Agent with written notice confirming the amounts, if any, to be paid by or to the Hedge Counterparty on each Payment Date and any early termination date.

         Each Pledgor hereby assigns all of its rights under each Hedging Agreement to the Agent, on behalf of the Company and the Bank Investors. In addition, the parties hereto agree that all pledges, grants and assignments made hereunder for the benefit of the Agent, the Company and the Bank Investors (including, without limitation, Sections 2.2(a), 2.2(f) and 2.8), shall also be for the ratable benefit of each Hedge Counterparty as if it were named in each such pledge, as security and assurance to it of the payment in full of all amounts due or to become due to it hereunder.

         SECTION 2.16 Substitution of Receivables. On any day prior to the occurrence of the Termination Date, the Pledgors may, subject to the conditions set forth in this Section 2.16, replace any Receivable with one or more other Receivables (each, a "Substitute Receivable"); provided, however, that no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution by the Substitute Receivables to be substituted on such date:

                  (a)  each Substitute Receivable is an Eligible
         Receivable;

                  (b) after giving effect to any such substitution, (x) the sum of the Net Investment plus, in the case where the Pledged Interest is held by the Agent on behalf of the Company, the Interest Component of all outstanding related Commercial Paper, would not exceed the Facility Limit and (y) the Net Investment would not exceed the Maximum Net Investment;

                  (c) the aggregate Outstanding Balance of such Substitute Receivables shall be equal to or greater than the aggregate Required Pay-off Amount as of the date of the substitution of the Receivables being replaced;

                  (d) the sum of the Outstanding Balances as of the respective dates of substitution of all of the Receivables substituted for under this Agreement, other than any Receivable that at the time of substitution was subject to a Deemed Collection pursuant to Section 2.9 shall not cause the 10% limitation set forth in the last paragraph of
         Section 2.9 to be exceeded;

                  (e) all representations and warranties contained in Section
         3.1 shall be true and correct with respect to each such Substitute Receivable;

                  (f) such substitution does not cause a Termination Event to occur;

                  (g) the Pledgors shall deliver to the Agent on the date of such substitution a Pledge Certificate certifying that each of the foregoing is true and correct as of such date; and

                  (h) each Receivable substituted for (except for Receivables subject to a Deemed Collection or that are not Eligible Receivables) must be at least 60 days past due.

         In connection with any such substitution or any reassignment pursuant to Section 2.9, the Agent shall, automatically and without further action, be deemed to transfer to the appropriate Pledgors, free and clear of any Adverse Claim created pursuant to this Agreement, all of the right, title and interest of the Agent to and under such replaced Receivable and all Related Security, and the Agent shall be deemed to represent and warrant that it has the corporate authority and has taken all necessary corporate action to accomplish such transfer, but without any other representation and warranty, express or implied.

         SECTION 2.17 Auction Procedure.

         On any Business Day, the Seller may request the Agent, on behalf of the Company and the Bank Investors, to conduct an auction with respect to the Pledged Interest and the interest in the Secured Note represented by all or a specified portion (such portion to have been specified by the Pledgors) of the Receivables and the Related Security on the terms and conditions set forth herein. With respect to any such auction, the Agent shall accept the highest bid submitted so long as (i) at least two bids are received, and at least one bid is made by a Person that is not a Pledgor or an Affiliate of the Pledgors, (ii) the highest such bid shall be at least equal to the amount necessary so that after giving effect to the application of such proceeds to pay Net Investment and other Aggregate Unpaids, the remaining Net Investment and Net Receivables Balance will be such that the Percentage Factor will not exceed the Maximum Percentage Factor and (iii) the highest such bid shall in addition not be less than the principal component of the Company's maturing Commercial Paper which was issued to fund the portion of the Net Investment relating to the Receivables being auctioned or the principal component subject to the Tranche Period otherwise utilized by the Company or the Bank Investors to fund such portion of the Net Investment, as applicable plus all unreimbursed Servicer Advances and all Discount associated with the Tranche Periods utilized to fund such portion of the Net Investment, as well as all other Carrying Costs related to the auctioned Contracts accrued through the date of such reassignment. The Pledgors shall be entitled to notification of the amount of the highest qualifying bid for any such auction and either or both Pledgors, or any Affiliate thereof, shall be entitled to purchase the auctioned portion of the Pledged Interest for an amount equal to such highest bid. The method, manner, time, place and terms of any such auction shall be commercially reasonable.

         The Pledgors shall also be obligated to pay to the Agent the Agent's reasonable legal fees and expenses incurred in connection with any such auction and any Early Collection Fees in connection with such auction.

         Upon the deposit to the Collection Account and the payment to the Company of the amounts described in this Section, the Agent shall execute and deliver to the Person so acquiring the Receivables at such Person's expense, such documents or instruments as are necessary to terminate the Agent's interest in the Receivables and the Related Security.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Representations and Warranties of the Pledgors. Each Pledgor represents and warrants to the Agent, the Company and the Bank Investors that:

                  (a) Existence and Power. Such Pledgor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Nevada and has all limited partnership power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. Each Pledgor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) Company and Governmental Authorization; Contravention. The execution, delivery and performance by such Pledgor of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Facility Fee Letter, the Secured Note, the Pledge Certificates and the other Transaction Documents to which such Pledgor is a party are within such Pledgor's partnership powers, have been duly authorized by all necessary action on behalf of such Pledgor, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Limited Partnership of such Pledgor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Pledgor or result in the creation or imposition of any Adverse Claim on the assets of such Pledgor (except as contemplated by Section 2.8 hereof).

                  (c) Binding Effect. Each of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Facility Fee Letter, the Secured Note and the other Transaction Documents to which such Pledgor is a party constitutes and each Pledge Certificate upon payment of the Advance Amount set forth therein will constitute the legal, valid and binding obligation of such Pledgor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                  (d) Perfection. Immediately preceding each Pledge hereunder, each Receivable and any related Equipment shall be owned by a Pledgor free and clear of all Adverse Claims, other than those which may be simultaneously released and liens with respect to Leveraged Lease Loans. On or prior to each Pledge, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Agent's Pledged Interest against all creditors of and purchasers from the Pledgors and the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full. Notwithstanding the foregoing, it is understood that, except with respect to Receivables that are Leveraged Lease Loans, (i) no UCC-1 filing may have been made with respect to the Equipment (other than vehicles as described in (ii) below) underlying those Receivables that had at the origination of the related Contract an original equipment cost of less than $35,000 (provided such Receivables do not represent more than 20% of the Net Investment or $20 million of the Net Investment, whichever is greater) and (ii) certain Receivables may be leases on vehicles or other types of equipment which require titling in the name of the Pledgors, so long as the aggregate Outstanding Balance of such Receivables does not represent more than 5.0% of the Net Investment or $7 million of the Net Investment, whichever is greater, and provided that such vehicles are re-titled as required to perfect such interest within 90 days of the related Pledge.

                  (e) Accuracy of Information. All information heretofore furnished by such Pledgor (including without limitation, the Investor Reports, any other reports delivered pursuant to Section 2.11 hereof and the Pledgors' financial statements) to the Company, any Bank Investors, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by such Pledgor to the Company, any Bank Investors, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                  (f) Tax Status. Such Pledgor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                  (g) Action, Suits. Except as set forth in Exhibit H hereof, there are no actions, suits or proceedings pending, or to the knowledge of such Pledgor threatened, against or affecting such Pledgor or any Affiliate of such Pledgor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

                  (h) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental authority required in connection with the execution and delivery by such Pledgor of this Agreement, the performance by such Pledgor of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof and thereof by such Pledgor, have been obtained.

                  (i) Use of Proceeds. No proceeds of any Pledge will be used by such Pledgor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (j) Place of Business. The principal place of business and chief executive office of such Pledgor is located at the address of such Pledgor indicated in Section 10.3 hereof and the offices where such Pledgor keeps all its Records, are located at the address(es) described on Exhibit

         I or such other locations notified to the Company in accordance with
         Section 2.8 hereof in jurisdictions where all action required by
         Section 2.8 hereof has been taken and completed.

                  (k) Good Title. At the time of each Pledge, the Agent shall acquire an assignment of a valid and perfected first priority security interest to the extent of the Pledged Interest and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

                  (l) Trade Names, Etc. Such Pledgor has no subsidiaries and within the last five years, has operated under no trade names and has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

                  (m) Credit and Collection Policy. Since June 25, 1998, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder.

                  (n) Collections and Servicing. Since June 25, 1998, there has been no material adverse change in the ability of the Master Servicer (to the extent it is the Parent or any Subsidiary or Affiliate of the Parent) to service and collect the Receivables.

                  (o)  No Termination Event.   No event has occurred and
         is continuing and no condition exists which constitutes a Termination Event.

                  (p) Not an Investment Company. Such Pledgor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (q) ERISA. Such Pledgor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                  (r) Lock-Box Account. All Obligors have been instructed to make payment to a Lock-Box Account.

                  (s) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

                  (t) Pledges Under Receivables Purchase Agreement. Each Receivable has been purchased by a Pledgor (or the interests represented thereby have been collectively purchased by the Pledgors) from the Seller pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

                  (u) Preference; Voidability. The Pledgors shall have given reasonably equivalent value to the Seller in consideration for the transfer to the Pledgors of the Receivables and Related Security from the Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Seller to the Pledgors and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (v) Each Receivable listed on the Contract Schedule is an Eligible Receivable as of the related Pledge Date.

         Any document, instrument, certificate or notice delivered to the Company hereunder shall be deemed a representation and warranty by the Pledgors.

         SECTION 3.2 Reaffirmation of Representations and Warranties by the Pledgor. On each day that a Pledge is made hereunder, the Pledgors, by accepting the proceeds of the related Advance Amount, whether delivered to the Pledgors pursuant to Section 2.2(a) or Section 2.5(c) hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day.

         SECTION 3.3       [Reserved.]



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



  SECTION 3.4 Representations and Warranties of the Master Servicer. The Master Servicer represents and warrants to the Company and the Bank Investors that:

                  (a) Corporate Existence and Power. The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Master Servicer is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Master Servicer of this Agreement are within the Master Servicer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Master Servicer or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Master Servicer or result in the creation or imposition of any Adverse Claim on the assets of the Master Servicer or any of its Subsidiaries.

                  (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Master Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

                  (d) Accuracy of Information. All information heretofore furnished by the Master Servicer to the Agent, the Company, any Bank Investor or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Master Servicer to the Agent, the Company, any Bank Investor or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                  (e) Tax Status. The Master Servicer has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                  (f) Action, Suits. Except as set forth in Exhibit H, there are no actions, suits or proceedings pending, or to the knowledge of the Master Servicer threatened, against or affecting the Master Servicer or any Affiliate of the Master Servicer or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

                  (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental authority required in connection with the execution and delivery by the Master Servicer of this Agreement, the performance by the Master Servicer of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof and thereof by the Master Servicer, have been obtained.

                  (h) Nature of Receivables. Each Receivable included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable".

                  (i) Credit and Collection Policy. Since June 25, 1998, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder.

                  (j) Collections and Servicing. Since June 25, 1998, there has been no material adverse change in the ability of the Master Servicer to service and collect the Receivables.

                  (k) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event.

                  (l) Not an Investment Company. The Master Servicer is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (m) ERISA. Each of the Master Servicer and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                  (n) Lock-Box Account. All Obligors have been instructed to make payment to the Lock-Box Account.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         SECTION 4.1 Conditions to Closing. (a) On or prior to the date of execution hereof, the Pledgors shall deliver to the Agent the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Agent:

                  (i) A copy of the resolutions of the member of the General Partner of each Pledgor approving the execution, delivery and performance by such Pledgor of this Agreement, the Receivables Purchase Agreement and the other Transaction Documents to be delivered by such Pledgor hereunder or thereunder.

                  (ii) The Certificate of Limited Partnership or other organizational document of each Pledgor certified by the Secretary of State or other similar official of the State of Nevada dated a date reasonably prior to the Closing Date.

                  (iii) The Articles of Incorporation or applicable organizational document of the Seller certified by the Secretary of State or other similar official of the State of Delaware dated a date reasonably prior to the Closing Date.

                  (iv) The Articles of Organization or other organizational document of the General Partner certified by the Secretary of State or other similar official of the State of Nevada dated a date reasonably prior to the Closing Date.

                  (v) The Articles of Organization or other organizational document of the Parent certified by the Secretary of State or other similar official of the State of Delaware dated a date reasonably prior to the Closing Date.

                  (vi) The Certificate of Limited Partnership or other organizational document of the Master Servicer certified by the Secretary of State or other similar official of the State of Delaware dated a date reasonably prior to the Closing Date.

                  (vii) A Good Standing Certificate for each Pledgor from the Secretary of State or other similar official of the State of Nevada dated a date reasonably prior to the Closing Date.

                  (viii) A Good Standing Certificate for the Seller issued by the Secretary of State or a similar official of the State of Delaware dated a date reasonably prior to the Closing Date.

                  (ix) A Good Standing Certificate for the Parent from the Secretary of State or other similar official of the State of Delaware dated a date reasonably prior to the Closing Date.

                  (x) A Good Standing Certificate for the Master Servicer from the Secretary of State or other similar official of the State of Delaware dated a date reasonably prior to the Closing Date.

                  (xi) A Certificate of the Secretary of the General Partner of each Pledgor substantially in the form of Exhibits L-1 and L-2 attached hereto.

                  (xii) A Certificate of the Secretary of the Seller substantially in the form of Exhibit L-3 attached hereto.

                  (xiii) A Certificate of the Secretary of the General Partner substantially in the form of Exhibit L-4 attached hereto.

                  (xiv) A Certificate of the Secretary of the Parent substantially in the form of Exhibit L-5 attached hereto.

                  (xv) A Certificate of the Secretary of the Master Servicer substantially in the form of Exhibit L-6 attached hereto.

                  (xvi) An opinion of Morgan, Lewis & Bockius LLP, special counsel to the Parent, the Master Servicer and the Seller, covering certain corporate and security interest matters in form and substance satisfactory to the Agent and the Agent's counsel.

                  (xvii) An opinion of Dewey Ballantine LLP, special counsel to the Pledgors and the Seller, covering certain bankruptcy and insolvency matters (i.e. "true sale" and nonconsolidation) in form and substance satisfactory to the Agent and the Agent's counsel.

                  (xviii) An opinion of Dewey Ballantine LLP, special counsel to the Pledgors and the Seller covering certain tax matters in form and substance satisfactory to the Agent and the Agent's counsel.

                  (xix) An opinion of Dewey Ballantine LLP, special counsel to the Pledgors and the Seller covering certain corporate matters in form and substance satisfactory to the Agent and the Agent's counsel.

                  (xx) An opinion of Woodburn and Wedge, special Nevada counsel to the Pledgors and the Seller covering certain corporate matters in form and substance satisfactory to the Agent and the Agent's counsel.

                  (xxi) An executed copy of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Facility Fee Letter and each of the other Transaction Documents to be executed by the Seller or the Pledgors.



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



                  (xxii) The Secured Note, duly executed by the Pledgors and appropriately completed.

                  (xxiii) Such other documents, instruments, certificates and opinions as the Agent or the Administrative Agent, shall reasonably request.

                  (xxiv) For each Pledgor, copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Closing Date naming such Pledgor as the debtor in favor of the Agent, for the benefit of the Company and the Bank Investors, as the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's interest in all of each Pledgor's respective right, title and interest in, to and under all Receivables and the Related Security and Collections relating thereto; provided that no such filings need be made with respect to the related Equipment.

                  (xxv) For each Pledgor, copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Closing Date naming the Seller as the debtor in favor of such Pledgor as secured party and the Agent, for the benefit of the Company and the Bank Investors, as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Pledgor's interest in all applicable Receivables and the Related Security and Collections relating thereto; provided that no such filings need be made with respect to the related Equipment.

                  (xxvi) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial Pledge listing all effective financing statements which name either of the Pledgors or the Seller (under their respective present names and any previous names) as debtor and which are filed in juris dictions in which the filings were made pursuant to items (xxiv) or
         (xxv) above together with copies of such financing


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         statements (none of which shall cover any Receivables or
         Contracts).

         (a) On or prior to the date of execution hereof and, on or prior to the related Pledge Date, the Pledgors shall deliver to the Agent the following documents and instruments all of which shall be in a form or substance acceptable to the Agent:

                  (xxvii) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Pledgors.

                  (xxviii) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by the Seller.

                  (xxix) A computer tape setting forth all Receivables and the Outstanding Balances thereon and such other information as the Agent may reasonably request.

                  (xxx) The Pledge Certificate, duly executed by the Pledgors.

                  (xxxi) Such other documents, instruments, certificates and opinions as the Agent or the Administrative Agent, shall reasonably request.


                                    ARTICLE V

                                    COVENANTS

         SECTION 5.1 Affirmative Covenants of Pledgors. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:



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                  (a) Financial Reporting. The Pledgors will, and will cause the
         Parent and each of its Subsidiaries to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Agent:

                           (i) Annual Reporting. As soon as practical and in any
                  event within 90 days after the end of each fiscal year of the Parent, (x) consolidated and unaudited consolidating balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year, and the notes thereto, and the related consolidated and unaudited consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such fiscal year, setting forth (other than for consolidating statements) comparative financial statements for the preceding fiscal year, all prepared in accordance with GAAP applied on a consistent basis and containing, with respect to the consolidated financial statements, opinions of Price Waterhouse L.L.P., or other such independent certified public accountants selected by the Parent and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Parent and without any exception not acceptable to the Agent and (y) annual consolidated financial statements, prepared in accordance with GAAP and compiled by such accountants, for each of the Pledgors;

                           (ii) Quarterly Reporting. As soon as practical and in
                  any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the fiscal year of the Parent), consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then-current fiscal year through the end of such reporting period, and accompanied by a certificate of the chief financial officer of the Parent or any other Person expressly designated by the Board of Directors


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                  of the Parent as an authorized representative to the effect that such financial statements present fairly the financial position of the Parent and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards typically used in preparation of the interim financial statements.

                           (iii) Compliance Certificate. Together with the
                  financial statements required hereunder, a compliance certificate signed by each Pledgor's or the Parent's, as applicable, chief financial officer stating that to the best of such Person's knowledge, no Termination Event exists and no event which but for the lapse of time or the giving of notice, or both, would constitute Termination Event exists, or if any such event exists, stating the nature and status thereof.

                           (iv) Shareholders and Partners Statements and
                  Reports. Promptly upon the furnishing thereof to the partners of the Pledgors or the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished.

                           (v) S.E.C. Filings. Promptly upon the filing thereof,
                  copies of all registration statements and annual, quarterly, monthly or other regular reports which Parent or any subsidiary files with the Securities and Exchange Commission.

                           (vi) Notice of Termination Events. As soon as
                  possible and in any event within two (2) days after the knowledge of the occurrence of each Termination Event or event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event, a statement of the chief financial officer or chief accounting officer of both Pledgors setting forth details of such event and the action which the Pledgors propose to take with respect thereto.

                           (vii) Change in Credit and Collection Policy and Debt
                  Ratings. Within ten (10) days after the date any


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                  material change in or amendment to the Credit and Collection
                  Policy is made, a copy of such amendment and, if requested by the Agent, a copy of the Credit and Collection Policy then in effect. Within five days after the date of any change in the Pledgors' or Parent's public debt ratings (other than any asset-backed ratings), if any, a written certification of the Pledgor's or the Seller's public debt ratings (other than any asset-backed ratings) after giving effect to any such change.

                           (viii) Credit and Collection Policy. Within ninety
                  (90) days after the close of each of the Parent's and each Pledgor's fiscal years, a complete copy of the Credit and Collection Policy then in effect.

                           (ix) ERISA. Promptly after the filing or receiving
                  thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which either Pledgor, the Seller or any ERISA Affiliate of either Pledgor or the Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which either Pledgor, the Seller or any ERISA Affiliates of either Pledgor or the Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

                           (x) Other Information. Such other information
                  (including non-financial information) as the Agent or the Administrative Agent may from time to time reasonably request with respect to the Seller, the Pledgors or any Subsidiary of any of the foregoing.


         (b) Conduct of Business. Each Pledgor will carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all


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         requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (c) Compliance with Laws. The Pledgors will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

                  (d) Furnishing of Information and Inspection of Records. The Pledgors will furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Pledgors will at any time and from time to time upon reasonable notice during regular business hours permit the Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Pledgors for the purpose of examining such Records, and to discuss matters relating to Receivables or the Pledgors' performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Pledgors having knowledge of such matters.

                  (e) Keeping of Records and Books of Account. The Pledgors will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Pledgors will give the Agent notice of any material change in the administrative and operating procedures of the Pledgors or the Seller, as applicable, referred to in the previous sentence.



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                  (f) Performance and Compliance with Receivables and Contracts.
         Each Pledgor, at its expense, will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by such Pledgor or the Seller under the Contracts related to the Receivables.

                  (g) Credit and Collection Policies. The Pledgors will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (h) Collections Received. The Pledgors shall hold in trust, and deposit, immediately, but in any event not later than within two Business Days of its receipt thereof, to the Lock-Box Account all Collections received from time to time by the Pledgors or the Seller, as the case may be.

                  (i) Accounting and Tax Treatment. The Pledgors will not (i) account for (including for tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by the Seller to the Pledgors; provided, however, that the Operating Lease Pledgor will treat the transfer of the Receivables transferred by the Seller to the Operating Lease Pledgor pursuant to the Receivables Purchase Agreement as a financing for accounting purposes or (ii) account for or otherwise treat the transactions contemplated hereby in any manner other than as a pledge of Receivables by the Pledgors to the Agent on behalf of the Company or the Bank Investors, as applicable. In addition, the Pledgors shall disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Pledgors and the Agent, on behalf of the Company and the Bank Investors, in the Affected Assets.

                  (j) Separate Business. Each Pledgor shall at all times (a) to the extent such Pledgor's office is located in the offices of the Seller or any Affiliate of the Seller,


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         pay fair market rent for its executive office space located in the offices of the Seller or any Affiliate of the Seller, (b) have at all times at least two managers which are not employees, officers or directors of the Seller or any Affiliate of the Seller or of any major creditor of the Seller or any Affiliate of the Seller and are persons who are familiar and have experience with asset securitization, (c) maintain such Pledgor's books, financial statements, accounting records and other corporate documents and records separate from those of the Seller or any other entity, (d) not commingle such Pledgor's assets with those of the Seller or any other entity, (e) act solely in its corporate name and through its own authorized officers and agents, (f) make investments directly or by brokers engaged and paid by such Pledgor or its agents (provided that if any such agent is an Affiliate of such Pledgor it shall be compensated at a fair market rate for its services), (g) separately manage such Pledgor's liabilities from those of the Seller or any Affiliates of the Seller and pay its own liabilities, including all administrative expenses, from its own separate assets, except that Parent may pay the organizational expenses of such Pledgor, and (h) pay from such Pledgor's assets all obligations and indebtedness of any kind incurred by such Pledgor. Each Pledgor shall abide by all limited partnership formalities, including the maintenance of current minute books, and such Pledgor shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of such Pledgor and its assets and liabilities. Each Pledgor shall (i) pay all its liabilities, (ii) not assume the liabilities of the Seller or any Affiliate of the Seller, (iii) not lend funds or extend credit to the Seller or any affiliate of the Seller except pursuant to the Receivables Purchase Agreement in connection with the purchase of Receivables thereunder and (iv) not guaranty the liabilities of the Seller or any Affiliates of the Seller other than, in the case of a guaranty by the Qualifying Pledgor, the Operating Lease Pledgor and, in the case of a guaranty by the Operating Lease Pledgor, the Qualifying Pledgor, or with respect to either Pledgor, as otherwise provided in the Facility Pledge Agreement. The officers and nonmembers and members of each Pledgor (as appropriate) shall make decisions with respect


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         to the business and daily operations of such Pledgor independent of and not dictated by any controlling entity. Each Pledgor shall not engage in any business not permitted by its Agreement of Limited Partnership as in effect on the Closing Date.

                  (k) Partnership Documents. Each Pledgor shall only amend, alter, change or repeal Article 2, Section 16.1, Section 20.1, or
         Section 21.6 of its Agreement of Limited Partnership with the prior written consent of the Agent.

         SECTION 5.2 Negative Covenants of the Pledgors. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, each Pledgor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to any of the Affected Assets or any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

                  (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, each Pledgor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                  (c) No Change in Business or Credit and Collection Policy. Each Pledgor will not make any material change in the Credit and Collection Policy without providing the Agent with prior written notice of the change; provided that each Pledgor will reverse any such change if the Agent disapproves of such change within 30 days of receiving prior written notice of such change. Each Pledgor will not make


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         any change in the character of its business which would have a Material Adverse Effect.

                  (d) No Mergers, Etc. Each Pledgor will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person unless, in the case of the Seller, the Seller is the surviving entity.

                  (e) Change in Payment Instructions to Obligors. Each Pledgor will not make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless such instructions are to deposit such payments to another existing Lock-Box Account and the Agent shall have received written notice of such change at least 30 days prior thereto.

                  (f) Change of Name, Etc. Each Pledgor will not change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change such Pledgor delivers to the Agent such documents, instruments or agreements, executed by such Pledgor, as are necessary to reflect such change and to continue the perfection of the Agent's security or other interests in the Affected Assets.

                  (g) Amendment to Receivables Purchase Agreement. Each Pledgor will not amend, modify, or supplement the Receivables Purchase Agreement or waive any provision thereof, in each case except with the prior written consent of the Agent and the Administrative Agent; nor shall the Pledgor take any other action under the Receivables Purchase Agreement that shall have a Material Adverse Effect or which is inconsistent with the terms of this Agreement.

                  (h) Other Debt. Except as provided for herein, each Pledgor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Pledgor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement for the purchase price of the Receivables under the Receivables Purchase Agreement, and (ii) other indebtedness incurred in


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         the ordinary course of its business in an amount not to exceed $50,000 in any fiscal year; provided, however, that each Pledgor may incur indebtedness in order to finance the residual value of any Equipment related to a Receivable hereunder, so long as such indebtedness is non-recourse, not subject to petition and fully subordinated to the payment of the related Receivable hereunder.

                  (i) ERISA Matters. Each Pledgor will not (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that such Pledgor or any ERISA Affiliate of such Pledgor is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to such Pledgor or any ERISA Affiliate of such Pledgor under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of such Pledgor, in the aggregate, involve a payment of money or an incurring of liability by such Pledgor or any ERISA Affiliate of such Pledgor, in an amount in excess of $1,000,000.

                  (j) Payment to the Seller. With respect to any Receivable sold or contributed by the Seller to either Pledgor, the respective Pledgor shall, and shall cause the Seller to, effect such sale or contribution under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by such Pledgor to the Seller of an amount equal to the purchase price for each such Receivable sold, as required by the terms of the Receivables Purchase Agreement.



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         SECTION 5.3 [Reserved.]

         SECTION 5.4 [Reserved.]

         SECTION 5.5 Affirmative Covenants of the Master Servicer. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (a) Conduct of Business. The Master Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (b) Compliance with Laws. The Master Servicer will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

                  (c) Furnishing of Information and Inspection of Records. The Master Servicer will furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Master Servicer will, at any time and from time to time upon reasonable notice during regular business hours permit the Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Master Servicer for the purpose of examining such Records, and to discuss matters relating to Receivables or the Pledgors', the Seller's or the Master Servicer's performance hereunder and under the other Transaction Documents to which such Person


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         is a party with any of the officers, directors, employees or independent public accountants of the Master Servicer having knowledge of such matters.

                  (d) Keeping of Records and Books of Account. The Master Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other infor mation reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Master Servicer will give the Agent notice of any material change in the administrative and operating procedures of the Master Servicer referred to in the previous sentence.

                  (e) Notice of Agent's Interest. In the event that either Pledgor or the Seller shall sell or otherwise transfer any interest in accounts receivable, any computer tapes or files or other documents or instruments provided by the Master Servicer in connection with any such sale or transfer shall disclose the Pledgors' ownership of the Receivables and the Agent's interest therein.

                  (f) Credit and Collection Policies. The Master Servicer will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Collections. The Master Servicer shall instruct all Obligors to cause all Collections other than Collections remitted directly to be deposited directly to a Lock-Box Account.

                  (h) Collections Received. The Master Servicer shall hold in trust, and deposit, immediately, but in any event not later than within two Business Days of its receipt thereof, to the Lock-Box Account all Collections received from time to time by the Master Servicer.



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         SECTION 5.6 [Reserved.]

         SECTION 5.7 Negative Covenants of the Master Servicer. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (a) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, the Master Servicer will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                  (b) No Change in Business or Credit and Collection Policy. The Master Servicer will not make any material change in the Credit and Collection Policy without providing the Agent with prior written notice of such change; provided that the Master Servicer will reverse any such change if the Agent disapproves of such change within 30 days of receiving prior written notice of such change. The Master Servicer will not make any change in the character of its business which would have a Material Adverse Effect.

                  (c) No Mergers, Etc. The Master Servicer will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person unless the Master Servicer is the surviving entity.

                  (d) Change in Payment Instructions to Obligors. The Master Servicer will not make any change in its instructions to Obligors regarding payments to be made to the Lock-Box Account, unless such instructions are to deposit such payments to another existing Lock-Box Account and the Agent shall have received written notice of such change at least 30 days prior thereto.





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                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

         SECTION 6.1 Appointment of the Master Servicer. The servicing, administering and collection of the Receivables shall be conducted by the Person (the "Master Servicer") so designated from time to time in accordance with this
Section 6.1. Until the Company gives notice to the Pledgors of the designation of a new Master Servicer, Portfolio Financial Services Company is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms hereof. The Master Servicer may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Master Servicer, without the prior written consent of the Agent, provided that, it is understood that the Master Servicer's duties hereunder with respect to particular Receivables may and shall be delegated to the respective Eligible Originators thereof and provided, further, that the Master Servicer shall continue to remain solely liable for the performance of the duties as Master Servicer hereunder notwithstanding any such delegation hereunder. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Master Servicer Default or any other Termination Event (other than those specified in clauses (k), (l), (q) and (r) of Section 7.1) designate as Master Servicer any Person (including itself) to succeed Portfolio Financial Services Company or any successor Master Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Master Servicer pursuant to the terms hereof. Following the occurrence and continuance of a Master Servicer Default or any Termination Event (other than those specified above), the Agent may notify any Obligor of the Pledged Interest.

         SECTION 6.2  Duties of the Master Servicer.

                  (a) The Master Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect all payments due under each Receivable and the related Contract from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Master Servicer's duties will include, without limitation, collection and posting of all payments, responding to inquiries of Obligors regarding the


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         Receivables and related Contracts, investigating delinquencies and remitting payments to the Agent in a timely manner. Each of the Pledgors, the Company, the Agent and the Bank Investors hereby appoints as its agent the Master Servicer, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Pledgors and the Seller hereby grants to any Master Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the Pledgors' and/or the Seller's name and on behalf of the Pledgors or the Seller necessary or desirable, in the reasonable determination of the Master Servicer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Pledgors' and/or the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Master Servicer shall set aside for the account of the Pledgors and the Agent their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and
         2.6 hereof. The Master Servicer shall segregate and deposit to the Agent's account the Agent's allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event shall have occurred and be continuing, the Master Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of Receivables; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable, as applicable. The Master Servicer may not otherwise waive, modify or otherwise vary any provision of a Contract except as consistent with the Credit and Collection Policy. The Master Servicer may not permit a Receivable to be terminated prior to the scheduled termination date thereof unless such termination results in a payment at least equal to the Required Payoff Amount being deposited into the Collection Account with respect to the related Payment Date. The Pledgors shall deliver to the Master Servicer and the Master Servicer shall hold in trust for the Pledgors and the Agent, on behalf of the Company and the Bank Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security.


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         The Master Servicer shall not make the Agent, the Company or any of the
         Bank Investors a party to any litigation without the prior written consent of such Person.

                  (b) If the Master Servicer commences a legal proceeding to enforce a Defaulted Receivable or commences or participates in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Contract, the Agent will be deemed to have automatically assigned its security interest in the related Contract to the Master Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Master Servicer is authorized and empowered by the Agent, the Company and the Bank Investors, to execute and deliver, on behalf of itself and the Agent for the benefit of the Company and Bank Investors, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. If in any enforcement suit or legal proceeding it is held that the Master Servicer may not enforce a Contract on the ground that it is not a real party in interest entitled to enforce the Contract, then the Agent will, at the Master Servicer's expense and direction, take steps on behalf of the Agent as agent for the Company and the Bank Investors to enforce the Contract, including bringing suit in the name of the Agent for the benefit of the Company and the Bank Investors.

                  Upon termination of a Contract as a result of a default by the Obligor thereunder, the Master Servicer will use best efforts to repossess or otherwise comparably covert the ownership of and to re-lease or otherwise dispose of any related Equipment. Without limiting the generality of the foregoing, the Master Servicer may dispose of any such Equipment by purchasing such Equipment or by selling such Equipment at a public or private sale to any of its Affiliates for a purchase price equal to the fair market value thereof.

                  (c) The Master Servicer shall take and retain custody of the Contracts and other Records in accordance with the terms and conditions of this Agreement, all for the benefit


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         of the Company and the Bank Investors and subject to the lien thereon in favor of the Agent, as agent for the Company and the Bank Investors. Within five Business Days of its receipt of any Records, the Master Servicer shall review the related Contract to verify that such Contract has been executed and has no mutilated pages and to confirm (in reliance on the related contract number and Obligor name) that such Contract is referenced on the related list of Receivables. In order to facilitate the foregoing review by the Master Servicer, in connection with each delivery of Records hereunder to the Master Servicer, the Master Servicer shall maintain an electronic file, in EXCEL or a comparable format, that contains the related list of Receivables or which otherwise contains the Contract number and the name of the Obligor with respect to each related Contract. If, at the conclusion of such review, the Master Servicer shall determine that such Contract is not executed or has mutilated pages, or that it is not referenced on such list of Receivables, the Master Servicer shall promptly notify the Seller, the Pledgors and the Agent of such determination by providing a written report to such Persons setting forth, with particularity, the lack of execution of such Contract, that such Contract has mutilated pages, or the fact that such Contract was not referenced on the related list of Receivables. In addition, unless instructed otherwise by the Seller or the Agent within 10 days of the Master Servicer's delivery of such report, the Master Servicer shall return any Contract not referenced on such list of Receivables to the Seller.

                  In taking and retaining custody of the Contracts and other Records, the Master Servicer shall be deemed to be acting as the agent of the Agent, as agent for the Company and as agent of the Bank Investors. The Master Servicer shall clearly indicate that such Records are the sole property of the applicable Pledgor and that such Pledgor has granted a security interest therein to the Agent on behalf of the Company. All Contracts shall be clearly segregated from any other documents or instruments maintained by the Master Servicer and shall be kept in fireproof vaults or cabinets at such locations as shall be reasonably acceptable to the Agent. The Master Servicer shall notify the Agent of


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         any change in location by a written notice delivered at least 45 days prior to such change.

                  (d) To the extent provided for in any Contract, the Master Servicer will use its commercially reasonable efforts to collect all payments with respect to amounts due for taxes and assessments relating to the related Receivables or the Equipment and remit such amounts to the appropriate governmental authority or insurer on or prior to the date such payments are due.

                  (e) The Master Servicer will use its commercially reasonable efforts to ensure that each Obligor maintains casualty insurance coverage with respect to the related Equipment in an amount that is consistent with prudent leasing industry standards. Additionally, the Master Servicer will require that each Obligor maintain third-party liability insurance for property damage during the term of each Contract in amounts and against risks customarily insured against by the Obligor on equipment owned by it. Notwithstanding the preceding two sentences, the Master Servicer, in accordance with the Credit and Collection Policy, may not require insurance or may allow Obligors to self-insure. If an Obligor fails to maintain casualty or property damage liability insurance, the Master Servicer may purchase and maintain such insurance on behalf of, and at the expense of, the Obligor. In connection with its activities as Master Servicer the Master Servicer agrees to present, on behalf of the Agent as agent for the Company and the Bank Investors, claims to the insurer under each casualty insurance policy and any such property damage liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each such Contract. Such Master Servicer's insurance policies with respect to the related Equipment will insure against liability for personal injury relating to such Equipment thereunder, will name the Seller as an insured thereunder and will contain a breach of warranty clause.

                  (f) The Master Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of the Master Servicer, independent accountants, Taxes imposed


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         on the Master Servicer, and expenses incurred in connection with payments and reports pursuant to this Agreement. The Master Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Lock-Box Account. The Master Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

                  (g) The Master Servicer shall, as soon as practicable following receipt thereof, turn over to the Pledgors any collections received hereunder or under any of the other Transaction Documents of any indebtedness of any Person which is not on account of a Receivable.

                  (h) If the Master Servicer is not a Pledgor or the Seller or an Affiliate of a Pledgor or the Seller, the Master Servicer, by giving three Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the current Servicing Fee.

                  (i) The Master Servicer, if other than a Pledgor or the Seller or an Affiliate of a Pledgor or the Seller, shall as soon as practicable upon demand, deliver to the Seller all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

                  (j) The Master Servicer will provide to the Agent, on or prior to March 31 of each year, commencing March 31, 1999, an annual report signed by a officer of the Master Servicer certifying that (a) a review of the activities of the Master Servicer, and the Master Servicer's performance pursuant to this Agreement, for the period ending on the last day of the immediately preceding fiscal year has been made under such Person's supervision and (b) the Master Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Master Servicer Default has occurred and is continuing (or if a Master Servicer Default has so occurred and is continuing, specifying each such event, the nature and status thereof


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         and the steps necessary to remedy such event, and, if a Master Servicer
         Default occurred during such year and no notice thereof has been given to the Agent, specifying such Master Servicer Default and the steps taken to remedy such event).

                  On or before the Closing Date and on a semi-annual basis thereafter, the Agent shall have the option to have the Agent or its designees conduct a sample audit of the Receivables and the related Records in conjunction with a review of the Master Servicer's collection and administration practices with respect to the Contracts and the related Receivables in order to assess the performance of such Receivables and to verify the Master Servicer's compliance with its written policies and procedures and with this Agreement and the other Transaction Documents. The Eligible Originator shall pay, or reimburse the Agent for all of the Agent's out-of-pocket expenses relating to any such audit and review which shall be limited to $5,000 annually except during the continuance of a Termination Event; provided, however, that the Agent shall be responsible for the fees and expenses of a third party firm engaged by the Agent to perform a sample audit only with respect to the initial sample audit and one of the semi-annual audits in each year.

                  (k) Notwithstanding anything to the contrary contained in this
         Article VI, the Master Servicer, if not the Pledgor, the Seller or any Affiliate of a Pledgor or the Seller, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Pledged Interest other than to deliver to the Pledgors the collections and documents with respect to any such indebtedness as described in Section
         6.2 hereof.

                  (l) For each Payment Date the Master Servicer shall make an advance (a "Servicer Advance") to the Collection Account in an amount equal to any Contract Payment on any Receivable due during the preceding Collection Period and not received on or prior to the Determination Date immediately preceding such Payment Date. Notwithstanding the preceding sentence, (i) the Master Servicer shall be


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         required to make a Servicer Advance if, and only if, the Master
         Servicer determines (such determination to be conclusive and binding) in good faith that such Servicer Advance will be recoverable from the payment of future collections on, or the liquidation of, the Receivable as to which such advance is to be made, and (ii) the Master Servicer's obligation to make a Servicer Advance for any Receivable shall cease on the day such Receivable becomes a Defaulted Receivable. The Master Servicer will deposit any Servicer Advances into the Collection Account on or prior to 11:00 a.m. (New York City time) on the related Payment Date, in immediately available funds.

         SECTION 6.3 Rights After Designation of New Master Servicer. At any time following the designation of a Master Servicer (other than a Pledgor, the Seller or any Affiliate of a Pledgor or the Seller) pursuant to Section 6.1 hereof:

                           (i) The Agent may direct that payment of all amounts
                  payable under any Receivable be made directly to the Agent or its designee.

                           (ii) The Pledgors shall, at the Agent's request and
                  at the Pledgors' expense, give notice of the Agent's, the Pledgors' and/or the Bank Investors' interest in the Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

                           (iii) The Pledgors shall, at the Agent's request, (A)
                  deliver all of the Records, to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                           (iv) The Pledgors and the Master Servicer hereby
                  authorize the Agent to take any and all steps in the Pledgors' or the Master Servicer's name and on behalf


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                  of the Pledgors and the Master Servicer necessary or
                  desirable, in the sole determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Pledgors' or the Master Servicer's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

         SECTION 6.4 Master Servicer Default. The occurrence of any one or more of the following events shall constitute a Master Servicer Default:

                  (a) (i) the Master Servicer shall fail in any material respect to observe or perform any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 6.4(a)) or under any of the other Transaction Documents to which the Master Servicer is a party or by which the Master Servicer is bound, and such failure shall remain unremedied for a period of thirty (30) days after the earlier of
         (x) the date it first became known to any officer of the Master Servicer or (y) the date on which written notice thereof shall have been given to the Master Servicer by any other party hereto, or (ii) the Master Servicer shall fail to make any payment or deposit required to be made by it hereunder when due, and such failure shall continue for 48 hours; or

                  (b) any representation or warranty made by the Master Servicer in this Agreement, any of the other Transaction Documents or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made and shall not have been cured and corrected for a period of 30 days after the earlier of (x) the date it first became known to any officer of the Master Servicer or (y) the date on which written notice thereof shall have been given to the Master Servicer by any other party hereto; or

                  (c) any certification or statement made by the Master Servicer in this Agreement, in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made,


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



         and a Material Adverse Effect shall result which shall not have been cured and corrected for a period of 30 days after the earlier of (x) the date it first became known to any officer of the Master Servicer or
         (y) the date on which written notice thereof shall have been given to the Master Servicer by any other party hereto; or

                  (d) failure of the Master Servicer or any of its Subsidiaries to pay when due any amounts due under any agreement under which any Indebtedness greater than $5 million is governed; or the default by the Master Servicer or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $5 million was created or is governed, regardless of whether such event is an "event of default" or "default" under any such agreement; or any Indebtedness of the Master Servicer or any of its Subsidiaries greater than $5 million shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

                  (e) any Event of Bankruptcy shall occur with respect to the Master Servicer or any of its Subsidiaries; or

                  (f) there shall have occurred any material adverse change in the operations of the Master Servicer since the end of the last fiscal year ending prior to the date of its appointment as Master Servicer hereunder which, in the commercially reasonably judgment of the Agent, materially and adversely affects the Master Servicer's ability to perform under this Agreement.

         SECTION 6.5 Responsibilities of the Pledgors and the Seller. Anything herein to the contrary notwithstanding, the Pledgors shall, and/or shall cause the Seller to, (i) perform all of their obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been pledged hereunder and under the Receivables Purchase Agreement and the exercise by the Agent, the Company and the Bank Investors of their rights hereunder and under the Receivables Purchase Agreements shall not relieve the Pledgors or the Seller from such obligations and (ii) pay, or


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



cause the Obligor or the Master Servicer to pay, when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent, the Company nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Seller thereunder.

         SECTION 6.6 Limitation on Liability of the Master Servicer and Others. Except as provided herein, neither the Master Servicer nor any of the directors of officers or employees or agents of the Master Servicer shall be under any liability to the Agent, the Company, the Bank Investors or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misconduct, bad faith or negligence in the performance of duties or by reason of its willful misconduct hereunder.

         SECTION 6.7 The Master Servicer Not to Resign. The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is or becomes impermissible under applicable law and (ii) there is no reasonable action which the Master Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced as to clause (i) above by an opinion of legal counsel to such effect delivered to the Agent. No such resignation shall become effective until a successor Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 6.1.

         SECTION 6.8 Acknowledgement of Guaranty. The parties hereto hereby acknowledge that the Parent has guaranteed the performance of the Master Servicer under this Agreement.


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                                   ARTICLE VII

                               TERMINATION EVENTS

         SECTION 7.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                  (a) a Pledgor shall fail to make any payment or deposit to be made by it hereunder or under the Receivables Purchase Agreement when due hereunder or thereunder; or

                  (b) any representation or warranty made by a Pledgor, the Seller or an Eligible Originator in, as applicable, this Agreement, the Receivables Purchase Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made and shall not have been cured and corrected for a period of 30 days after the earlier of (x) the date it first became known to any officer of a Pledgor or (y) the date on which written notice thereof shall have been given to a Pledgor by any other party hereto; or

                  (c) any certification or statement made by a Pledgor, the Seller or an Eligible Originator in, as applicable, this Agreement, the Receivables Purchase Agreement, any other Transaction Document to which it is a party or in any or any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made and a Material Adverse Effect shall result which shall not have been cured and corrected for a period of 30 days after the earlier of (x) the date it first became known to any officer of a Pledgor or (y) the date on which written notice thereof shall have been given to a Pledgor by any other party hereto; or

                  (d) a Pledgor shall default in any material respect in the performance of any payment or undertaking (other than those covered by clause (a) above) (i) to be performed or observed under Section 5.1(a)(vi), 5.1(h), 5.1(l), 5.2(a),


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



         (c), (d), (e) or (f) or (ii) to be performed or observed under any other provision hereof and such failure shall remain unremedied for a period of thirty (30) days after the earlier of (x) the date it first became known to any officer of a Pledgor or (y) the date on which written notice thereof shall have been given to the a Pledgor by any other party hereto; or

                  (e) failure of a Pledgor to pay when due any amounts due under any agreement to which such Person is a party and under which any Indebtedness is governed; failure of the Parent or the Seller to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $5,000,000 is governed; or the default by a Pledgor, the Parent or the Seller in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by a Pledgor, the Parent or the Seller was created or is governed and for which in the case of the Parent or the Seller the amount of such Indebtedness is greater than $5,000,000; or any Indebtedness owing by a Pledgor, the Parent or the Seller greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

                  (f) any Event of Bankruptcy shall occur with respect to a Pledgor, Parent or the Seller; or

                  (g) the Agent, on behalf of the Company and the Bank Investors, shall, for any reason, fail or cease to have a valid and perfected first priority security interest in the Affected Assets free and clear of any Adverse Claims (except as otherwise contemplated herein); or

                  (h) a Master Servicer Default shall have occurred; or

                  (i) the Receivables Purchase Agreement shall have terminated; or

                  (j) a Revolving Credit Facility Default shall have occurred; or

                  (k) a Pledgor or the Parent shall enter into any transaction or merger whereby it is not the surviving entity and where, in the case of the Parent, the surviving entity is not acceptable to the Agent; or

                  (l) there shall have occurred any Material Adverse Effect; or

                  (m) at any time, the Percentage Factor is greater than the Maximum Percentage Factor and such imbalance is not cured on or prior to the next succeeding Payment Date; or

                  (n) after giving effect to any Payment Date, the Percentage Factor is greater than the Maximum Percentage Factor;

                  (o) the Net Investment is greater than the Maximum Net Investment; or

                  (p)  at any time, the Net Asset Test is not met; or

                  (q) the Three-Month Average Net Portfolio Yield is less than 1.25%; or

                  (r) a Take-Out does not occur within the fifteen months of the initial Pledge under this Agreement or at least once every six-months after the initial Take-Out under this Agreement or any Take-Out does not reduce the Net Investment to $5,000,000 or less; or

                  (s) at any time the Receivables are not subject to Hedging Agreements in accordance with Section 2.15, and such failure is not cured within five Business Days of the earlier of (x) the date it first became known to any officer of a Pledgor or (y) the date on which written notice thereof shall have been given to the a Pledgor by any other party hereto.

         SECTION 7.2 Termination. (a) Upon the occurrence of any Termination Event, the Agent may, or at the direction of the Majority Investors shall, by notice to the Pledgors and the Master Servicer declare the Termination Date to have occurred; provided that in the case of any event described in Section

7.1(f) or 7.1(g) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

         (b) At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a), the Base Rate plus 2.00% shall be the Tranche Rate applicable to the Net Investment for all existing and future Tranches.


                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

         SECTION 8.1 Indemnities by the Pledgors. Without limiting any other rights which the Agent, the Company or each Bank Investors may have hereunder or under applicable law, each Pledgor hereby agrees to indemnify the Company, the Bank Investors, the Agent, the Administrative Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider and any successors and permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable external attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between a Pledgor, the Parent or the Master Servicer (if an Affiliate of the Pledgors) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Pledged Interest or any of the other transactions contemplated hereby or thereby; excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence


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



or willful misconduct on the part of an Indemnified Party, (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible or uncollected Receivables or (iii) any Indemnified Amounts relating to actions or omissions on the part of the Seller which would otherwise constitute Indemnified Amounts. Without limiting the generality of the foregoing, each Pledgor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                           (i) any representation or warranty made by the
                  Pledgors or the Master Servicer (if an Affiliate of the Pledgors) or any officers of the Pledgors or the Master Servicer under or in connection with this Agreement, the Receivables Purchase Agreement, any of the other Transaction Documents, any Investor Report or any other information or report delivered by the Pledgors or the Master Servicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                           (ii) the failure by either Pledgor or the Master
                  Servicer (if an Affiliate of the Pledgors) to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                           (iii) the failure to create or maintain a valid and
                  perfected first priority security interest in favor of the Agent, for the benefit of the Company and the Bank Investors, in the Affected Assets as contemplated pursuant to Section 10.11, free and clear of any Adverse Claim;

                           (iv) the failure to file, or any delay in filing,
                  financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

                           (v) any dispute, claim, offset or defense (other than
                  discharge in bankruptcy) of the Obligor to the


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                  payment of any Receivable (including, without limita tion, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services; provided that the indemnification provided hereby shall not extend to credit losses on the Affected Assets or any payment failure resulting solely from such credit losses;

                           (vi) any failure of the Master Servicer (if an
                  Affiliate of the Pledgors) to perform its duties or obligations in accordance with the provisions hereof; or

                           (vii) any products liability claim or personal injury
                  or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with Equipment which is the subject of any Receivable;

                           (viii) the transfer of an interest in any Receivable
                  other than an Eligible Receivable;

                           (ix) the failure by a Pledgor or the Master Servicer
                  (if an Affiliate of the Pledgors) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts; provided that the indemnification provided hereby shall not extend to credit losses on the Affected Assets or any payment failure resulting solely from such credit losses;

                           (x) the failure of either Pledgor to pay when due any
                  taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

                           (xi) any repayment by any Indemnified Party of any
                  amount previously distributed in reduction of Net


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                  Investment which such Indemnified Party believes in
                  good faith is required to be made;

                           (xii) the commingling by the Pledgors or the Master
                  Servicer (if an Affiliate of the Pledgors) of Collections of Receivables at any time with other funds;

                           (xiii) any investigation, litigation or proceeding
                  related to this Agreement, any of the other Transaction Documents, the use of proceeds of Advance Amounts by the Pledgors, the ownership of Pledged Interests, or any Receivable, Related Security or
                  Contract;

                           (xiv) any inability to obtain any judgment in or
                  utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of a Pledgor to qualify to do business or file any notice of business activity report or any similar report;

                           (xv) any failure of a Pledgor to give reasonably
                  equivalent value to the Seller in consideration of the purchase by the Pledgor from the Seller of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

                           (xvi) any action taken by a Pledgor or the Master
                  Servicer (if an Affiliate of the Pledgors) in the enforcement or collection of any Receivable;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Conduit Participants, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Pledgors and each Other Conduit Participant; and provided, further, that if such Indemnified Amounts are attributable to the Pledgors, the Seller


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or the Master Servicer and not attributable to any Other Conduit Participant, the Pledgors shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Conduit Participants and not attributable to the Pledgors, the Seller or the Master Servicer, such Other Conduit Participants shall be solely liable for such Indemnified Amounts.

         SECTION 8.2 Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                           (i) shall subject any Indemnified Party to any tax,
                  duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the maintenance or financing of the Pledged Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, maintenance or financing of the Pledged Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, maintenance or financing of the Pledged Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by any jurisdiction;

                           (ii) shall impose, modify or deem applicable any
                  reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified


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                  Party or shall impose on any Indemnified Party or on the
                  United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the maintenance or financing of the Pledged Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the maintenance or financing of the Pledged Interest or the Receivables; or

                           (iii) imposes upon any Indemnified Party any other
                  expense (including, without limitation, reasonable external attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the maintenance or financing of the Pledged Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the maintenance or financing of the Pledged Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Pledged Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after written demand (including an explanation of the basis for such demand) by such Indemnified Party through the Agent, the Pledgors shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.



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                  (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Pledgors shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                  (c) The Agent will promptly notify the Pledgors of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section
         8.2. A notice (including an explanation of the basis for such demand) by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods consistent with those used for similar transactions.

                  (d) With respect to any liability to any Indemnified Party for any amounts under this Section 8.2 ("Section 8.2 Costs"), the Agent agrees that it shall, upon the incurring of any Section 8.2 Costs, take such steps as may be reasonable, and consult with the Pledgors in good faith with a view toward agreeing to alternative arrangements, for avoiding or mitigating (consistent with the internal


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         policies and governance and legal and regulatory restrictions of the applicable Indemnified Party and without requiring the incurring of any additional costs by, or otherwise being disadvantageous to, such party) additional Section 8.2 Costs.

                  (e) Anything in this Section 8.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Conduit Participants, the Company shall allocate any Section 8.2 costs which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider to the Pledgors and each Other Conduit Participant; provided, however, that if such Section 8.2 Costs are attributable to the Pledgors, the Seller or the Master Servicer and not attributable to any Other Conduit Participant, the Pledgors shall be solely liable for such
         Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Conduit Participants and not attributable to the Pledgors, the Seller or the Master Servicer, such Other Conduit Participants shall be solely liable for such Section 8.2 Costs.

         SECTION 8.3 Taxes. All payments made hereunder by the Pledgors or the Master Servicer (each, a "payor") to the Company, any Bank Investor or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;



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                  (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                  (c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

         If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

         SECTION 8.4 Other Costs, Expenses and Related Matters. (a) The Pledgors agree, upon receipt of a written invoice, to pay and to save the Company, the Bank Investors (subject to Section 9.9(b)) and the Agent harmless against liability for the payment of, all reasonable out-of-pocket documented expenses (including, without limitation, reasonable attorneys', accountants' and other third parties' fees and reasonable expenses, any filing fees and expenses incurred by officers or employees of the Company, the Bank Investors and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Company, any Bank Investor and the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Pledged Interest) and
(ii) from time to time


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(a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Company's, any Bank Investor's, the Agent's or the Collateral Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Pledged Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

         (b) The Pledgors shall pay the Agent, for the account of the Company and the Bank Investors, as applicable, on demand any Early Collection Fee due on account of the reduction of a Tranche on a day prior to the last day of its Tranche Period.

         SECTION 8.5 [Reserved.]

         SECTION 8.6 Pledgor Liability. All amounts due or required to be paid by, and all other obligations of the Pledgors under this Article VIII shall be joint and several obligations of the Pledgors.


                                   ARTICLE IX

                           THE AGENT; BANK COMMITMENT

         SECTION 9.1 Authorization and Action. The Company and each Bank Investor hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Transaction Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.05 and the first sentence of Section 9.06 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for the Company or any Bank Investor; (b) shall not be responsible to the Company or any Bank Investor for any recital, statement, representation,


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or warranty (whether written or oral) made in or in connection with any
Transaction Document or any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Transaction Document, or any other document referred to or provided for therein or for any failure by any of the Pledgor, the Seller or the Master Servicer or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any of the Pledgors, the Seller or the Master Servicer or the satisfaction of any condition or to inspect the property (including the books and records) of any of the Pledgor, the Seller or the Master Servicer or any of their Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Transaction Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 9.2 Agent's Reliance, Etc. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any of the Pledgors, the Seller or the Master Servicer), independent accountants, and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Investors, and such instructions shall be binding on the Company and all of the Bank Investors; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Transaction Document or


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applicable law or unless it shall first be indemnified to its satisfaction by the Bank Investors against any and all liability and expense which may be incurred by it by reason of taking any such action.

         SECTION 9.3 Termination Events. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Termination Event or an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event, unless the Agent has received written notice specifying such event and stating that such notice is a "Notice of Termination Event." In the event that the Agent receives such a notice of the occurrence of a Termination Event or potential Termination Event, the Agent shall give prompt notice thereof to the Company. The Agent shall (subject to Section 9.02 hereof) take such action with respect to such Termination Event or potential Termination Event as shall reasonably be directed by the Majority Investors, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Termination Event or potential Termination Event as it shall deem advisable in the best interest of the Company and the Bank Investors.

         SECTION 9.4 Rights as Bank Investor. With respect to its Commitment, NationsBank (and any successor acting as Agent) in its capacity as a Bank Investor hereunder shall have the same rights and powers hereunder as any other Bank Investor and may exercise the same as though it were not acting as the Agent, and the term "Bank Investor" or "Bank Investors" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to the Company or any Bank Investor) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any of the Pledgors, the Seller and the Master Servicer or any of their Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any of the Pledgors, the Seller and the Master Servicer or any of their Subsidiaries or affiliates for services in connection with


                                       109

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this Agreement or otherwise without having to account for the same to the
Company or any Bank Investor.

         SECTION 9.5 Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Pledgors), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by the Company or any Bank Investor) in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated thereby or any action taken or omitted by the Agent under this Agreement or any other Transaction Document, provided that no Bank Investors shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Pledgors. The agreements contained in this Section shall survive payment in full of the Net Investment and all other amounts payable under this Agreement.

         SECTION 9.6 Non-Reliance. The Company and each Bank Investor agrees that it has, independently and without reliance on the Agent or the Company or any Bank Investor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Pledgors, the Seller, the Eligible Originators and the Master Servicer and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Company or any Bank Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own


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analysis and decisions in taking or not taking action under the Transaction
Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Company and the Bank Investors by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Company with any credit or other information concerning the affairs, financial condition, or business of any of the Pledgors, the Seller or the Master Servicer or any of their Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         SECTION 9.7 Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Company, the Bank Investors and the Pledgors. Upon any such resignation, the Majority Investors shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Investors and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         SECTION 9.8 Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay


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such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

         SECTION 9.9 Bank Commitment; Assignment to Bank Investors.

                  (a) Bank Commitment. At any time on or prior to the Commitment Termination Date, in the event that the Company does not effect a Pledge as requested under Section 2.2(a), then at any time, the Pledgors shall have the right to require the Company to assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 9.9. In addition, if at any time on or prior to the Commitment Termination Date (i) a Termination Event occurs that results in the Termination Date or (ii) the Company elects to give notice to the Pledgors of a Reinvestment Termination Date, the Pledgors hereby request and direct that the Company assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 9.9 and the Pledgors hereby agree jointly and severally to pay the amounts described in Section 9.9(d) below. Provided that the Net Asset Test is satisfied, upon any such election by the Company or any such request by the Pledgors, the Company shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of the Company's obligations hereunder. In connection with any assignment from the Company to the Bank Investors pursuant to this Section 9.9, each Bank Investor shall, on the date of such assignment, pay to the Company an amount equal to its Assignment Amount. In addition, at any time on or prior to the Commitment Termination Date, the Pledgors shall have the right to request funding under this Agreement directly from the Bank Investors; provided, however, that at such time all conditions precedent set forth herein for an Advance shall be satisfied. In connection with such funding by the Bank Investors, the Bank Investors shall accept the assignment of all of the Company's interest in the Net Investment and assume all of the Company's obligations hereunder concurrently with or prior to any such Advance. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any additional Pledges hereunder.


                                       112

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                  (b) Assignment. No Bank Investor may assign all or a portion of its interests in the Net Investment, the Receivables, and Related Security with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Parent (which consent will not be unreasonably withheld), the Administrative Agent, on behalf of the Company, and the Agent (which consent will not be unreasonably withheld). In the case of an assignment by the Company to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in the Net Investment, the Receivables and Related Security with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to fund Pledges under Section 2.2(a) in accordance with the terms thereof, notwithstanding that the Company was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of "Reinvestment Termination Date", notwithstanding that the Company had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No


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



         such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Pledgor. All Transaction Costs incurred in connection with the initial assignment hereunder of NationsBank's Pro Rata Share of its interests as Bank Investor shall be borne by the Pledgors, but the costs associated with any other such assignment by Bank Investors shall not be borne by the Pledgors. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

                  (c) Effects of Assignment. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any state ments, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Pledgor, the Seller or the Master Servicer or the performance or observance by the Pledgor, the Seller or the Master Servicer of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section
         10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

                  (d) Pledgors' Obligation to Pay Certain Amounts; Additional Assignment Amount. The Pledgors shall pay to the Agent, for the account of the Company, from the sources set forth in Section 2.5, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 9.9, an aggregate amount equal to all Discount to accrue through the end of each outstanding Tranche Period plus all other Aggregate Unpaids (other than the Net Investment). To the extent that such Discount relates to interest or discount on Related Commercial Paper, if the Pledgors fail to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

                  (e)  Administration of Agreement After Assignment.
         After any assignment by the Company to the Bank Investors pursuant to this Section 9.9 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

                  (f) Payments. After any assignment by the Company to the Bank Investors pursuant to this Section 9.9, all payments to be made hereunder by the Pledgors or the Master Servicer to the Company shall be made to the Agent's account as such account shall have been notified to the Pledgors and the Master Servicer.

                  (g) Downgrade of Bank Investor. If at any time prior to any assignment by the Company to the Bank Investors as contemplated pursuant to this Section 9.9, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to accept the assignment of such Bank Investor's Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 9.9. Such Bank Investor shall be obligated to pay to the Company, in connection with such assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to the interest component of the outstanding Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably determined by the Agent, such amount when paid to constitute an addition to the Net Investment held by such Bank Investor. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Facility Limit, solely as it relates to new Pledges by the Company, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Pledgors or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.


                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1 Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided that (i) the rights and remedies of the Agent, the Company, the Bank Investors and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Pledgors pursuant to this Agreement,
(ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

         SECTION 10.2 Waivers; Amendments. (a) No failure or delay on the part of the Agent, the Company, the Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

         (b) Any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Pledgors, the Master Servicer, the Company and the Majority Investors (and, if Article IX or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or the number of Bank Investors, which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security or other interest therein has been granted hereunder to the Agent or the Bank Investors or (vi) extend or permit the extension of the Commitment Termination Date. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage ownership interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

         SECTION 10.3 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this
Section 10.3 and confirmation is received, (ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section to the contrary notwithstanding, each Pledgor hereby authorizes the Company to effect Pledges, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Pledgor. The Pledgors agree to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Pledgor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

                  If to the Company:

                           Kitty Hawk Funding Corporation
                           c/o Lord Securities
                           Two Wall Street - 19th Floor
                           New York, New York  10005
                           Telephone:  (212) 346-9006
                           Telecopy:  (212) 346-9012

                           (with a copy to the Administrative Agent)

                  If to the Qualifying Pledgor:

                           UCP Qualifying SPE 1998-1 Limited Partnership One East First Street
                           Suite 1600
                           Reno, Nevada  89501

                           with a copy to:

                           UCP Qualifying SPE 1998-1 Limited Partnership c/o Daniel Chait
                           10800 Biscayne Boulevard

                           Suite 300
                           Miami, Florida  33161
                           Telephone:  (305) 899-5000
                           Telecopy:  (305) 899-5050
                           Payment Information:
                           Bank: NationsBank, N.A.
                           ABA No.: 111 000 012
                           Account Name: UCP Qualifying SPE 1998-1
                           Limited Partnership
                           Account No.: 37510 59378

                  If to the Operating Pledgor:

                           UCP Operating SPE 1998-1 Limited Partnership
                           One East First Street
                           Suite 1600
                           Reno, Nevada  89501

                           with a copy to:

                           UCP Operating SPE 1998-1 Limited Partnership
                           c/o Daniel Chait
                           10800 Biscayne Boulevard
                           Suite 300
                           Miami, Florida  33161
                           Telephone:  (305) 899-5000
                           Telecopy:  (305) 899-5050

                           Payment Information:
                           Bank: NationsBank, N.A.
                           ABA No.: 111 000 012
                           Account Name: UCP Operating SPE 1998-1
                           Limited Partnership
                           Account No.: 37510 59378

                  If to the Master Servicer

                           Portfolio Financial Servicing Company, L.P.
                           2121 SW Broadway
                           Portland, Oregon
                           Telephone:  (503) 228-1245
                           Telecopy:  (503) 721-1712

                  If to the Seller

                           Unicapital Funding Corporation
                           10800 Biscayne Boulevard
                           Suite 300
                           Miami, Florida  33161
                           Telephone:  (305) 899-5000
                           Telecopy:  (305) 899-5050
                           Payment Information:
                           NationsBank, N.A.
                           ABA 111 000 012
                           Account 37510 33 747
                           Reference UniCapital Lease Funding

                  If to the Collateral Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center--10th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Michelle M.  Heath--
                                                     Structured Finance
                           Telephone:  (704) 386-7922
                           Telecopy:  (704) 388-9169

                  If to the Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center--10th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Michelle M.  Heath--
                                                     Structured Finance
                           Telephone:  (704) 386-7922
                           Telecopy:  (704) 388-9169
                           Payment Information:
                           NationsBank, N.A.
                           ABA 053-000-196
                           for the account of NationsBank Charlotte
                           Account No. 10822016511
                           Attn.:  Camille Zerbinos

                  If to the Administrative Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center--10th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Michelle M.  Heath--
                                                     Structured Finance
                           Telephone:  (704) 386-7922
                           Telecopy:  (704) 388-9169

                  If to the Bank Investors, at their respective addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto.

         SECTION 10.4 Governing Law; Submission to Jurisdiction; Integration.
(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PLEDGOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Pledgor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of the Company to bring any action or proceeding against either Pledgor or its respective properties in the courts of other jurisdictions.

         (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

         (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

         SECTION 10.5 Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforce able in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.6 Successors and Assigns. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Pledgors nor Master Servicer may assign any of its rights or delegate any of its duties hereunder or under the Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent. No provision of this Agreement shall in any manner restrict the ability of the Company or any Bank

Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Pledged Interest.

         (b) Without limiting the foregoing, the Company may, from time to time, with prior or concurrent notice to the Pledgors, the Parent and the Master Servicer, in one transaction or a series of transactions, assign all or a portion of the Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee; provided that if such Conduit Assignee is not administered by NationsBank, the Company shall only make such assignment if the Pledgors consent to such assignment. Upon and to the extent of such assignment by the Company to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Net Investment, (ii) the related administrative or managing agent for such Conduit Assignee will act as the Administrative Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Administrative Agent hereunder or under the other Transaction Documents,
(iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Company and its Liquidity Support Provider(s) and Credit Support Provider(s), respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Company's obligations, if any, hereunder or any other Transaction Document, and the Company shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Company and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investment shall be made to the applicable agent or administrative agent, as applicable, on behalf of the Company and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term "CP Rate" with respect to the portion of the Net Investment funded with commercial paper issued by the Company from time to time shall be determined in the manner set forth in the definition of "CP Rate" applicable to the Company on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than the Company), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Agent or the agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such agent or administrative agent may reasonably request to evidence and give effect to the foregoing. No Assignment by the Company to a Conduit Assignee of all or any portion of the Net Investment shall in any way diminish the related Bank Investors' obligation under Section
9.9 to fund any Pledge not funded by the Company or such Conduit Assignee or to acquire from the Company or such Conduit Assignee all or any portion of the Net Investment.

         (c) Each of the Pledgors, the Seller and the Master Servicer hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Pledged Interest to any Liquidity Provider or to any Conduit Assignee as set forth in section 10.6(b). In addition, each of the Pledgors and the Seller hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title to this Agreement and the Pledged Interest to the Master Servicer.

         SECTION 10.7 Waiver of Confidentiality. Each of the Pledgors, the Seller and the Master Servicer hereby consents to the disclosure of any non-public information (other than the identity of the Obligors and other information relating to the identity of the Obligors with respect to it received by the Company, the Agent, any Bank Investor or the Administrative Agent to any of the Company, the Agent, any nationally recognized rating agency rating the Company's Commercial Paper (informing such agency of the highly confidential nature of such information), the Administrative Agent, the Collateral Agent, any Bank Investor, the Liquidity Provider or the Credit Support Provider in relation to this Agreement. Each of the Agent, the Company and each Bank Investor agrees that, other than as set forth in the preceding sentence, it shall not disclose such information to any other Person except (i) its auditors and attorneys and employees, (ii) as otherwise required by applicable law or order of a court of competent jurisdiction or (iii) to a potential Bank Investor upon its agreement to abide by the provisions of this Section with respect to such information.

         SECTION 10.8 Confidentiality Agreement. Each of the Pledgors and the Master Servicer hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Agent, the Administrative Agent, the Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

         SECTION 10.9 No Bankruptcy Petition Against the Company. Each of the Pledgors, the Master Servicer and the Seller hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         SECTION 10.10 No Recourse Against Stockholders, Officers or Directors. No recourse under any obligation, covenant or agreement of the Company contained in this Agreement shall be had against Merrill Lynch Money Markets Inc. (or any affiliate thereof), or any stockholder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof), or the stockholders, officers or directors of the buyer, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill Lynch Money Markets Inc. (or any affiliate thereof) and every such stockholder, officer or director of the Company is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

         SECTION 10.11 Characterization of the Transactions Contemplated by the Agreement. It is the intention of the parties that this Agreement grants a security interest in the Receivables, together with the Related Security with respect thereto to secure payment of the amounts financed hereunder. Accordingly, each Pledgor hereby grants to the Agent, on behalf of the Company and the Bank Investors, a first priority perfected and continuing security interest in all of such Pledgor's right, title and interest in, to and under the Receivables, together with all Related Security with respect thereto, and together with all of the Pledgor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Seller or any Eligible Originator with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Pledgors hereby assign to the Agent, on behalf of the Company and the Bank Investors, all of their rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Seller or any Eligible Originator with respect to the Receivables. The Pledgors, the Company, the Agent and the Bank Investors acknowledge that the arrangement created pursuant to this Agreement is a financing, and not a sale of Pledged Interest, for Federal, state and local tax purposes, and agree to act for all purposes hereof in accordance with the foregoing.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.


                                      KITTY HAWK FUNDING CORPORATION,
                                           as Company


                                      By:  _________________________
                                             Name:
                                             Title:


                                      UCP QUALIFYING SPE 1998-1 Limited
                                           Partnership, as Pledgor


                                      By:  UCP GP SPE 1998-1 LLC,
                                             as General Partner


                                      By:  _________________________
                                             Name:  Andrew L. Stidd
                                             Title: Manager


                                      UCP OPERATING SPE 1998-1 Limited
                                           Partnership, as Pledgor


                                      By:  UCP GP SPE 1998-1 LLC,
                                             as General Partner


                                      By:  _________________________
                                             Name:  Andrew L. Stidd
                                             Title: Manager


                                      PORTFOLIO FINANCIAL SERVICING
                                        COMPANY, L.P., as Master Servicer

                                      By:  PFSC ACQUISITION CORP.,
                                             as general partner


                                      By:  _________________________
                                             Name:
                                             Title:

Commitment                            NATIONSBANK, N.A., as Agent
                                           and a Bank Investor
$_____________

                                      By:  ________________________
                                             Name:
                                             Title:

                                                                     EXHIBIT A


                                FORM OF NOTICE OF
                            CHANGE IN FACILITY LIMIT


                                                                       [Date]


NationsBank, N.A.
NationsBank Corporate Center--10th Floor
Charlotte, North Carolina 28255
Attention:Michelle M.  Heath--
  Structured Finance

Dear Ms. Heath:

         Reference is made to the Transfer and Administration Agreement dated as of June 22, 1998 (such agreement as amended, modified or supplemented from time to time, the "Agreement") among UCP Qualifying SPE 1998-1 Limited Partnership, as Pledgor (in such capacity, the "Qualifying Pledgor"), UCP Operating SPE 1998-1 Limited Partnership, as Pledgor (in such capacity, the "Operating Lease Pledgor" and, collectively with the Qualifying Pledgor, the "Pledgors"), Portfolio Financial Servicing Company, L.P., individually and as master servicer (the "Master Servicer"), Kitty Hawk Funding Corporation (the "Company"), NationsBank, N.A., as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor, and each other bank that is a party to the Agreement in the capacity of a Bank Investor. Terms defined in the Agreement are used herein with the same meaning.

         Pursuant to the Agreement, the undersigned hereby request that the Facility Limit be [increased][decreased] from $__________ to $_______________, concurrently with an equivalent [decrease][increase] in the facility limit under the Finance Facility Agreement. A separate request under that facility is being made concurrently herewith. The undersigned request that such change be effective as of [date], which is at least three Business Days from the date of delivery hereof.

                               UCP QUALIFYING SPE 1998-1 Limited
                                    Partnership, as Pledgor

                               By:  UCP GP SPE  1998-1 LLC,
                                      as General Partner

                               By:  _________________________
                                      Name:
                                      Title:

                               UCP OPERATING  SPE 1998-1 Limited
                                    Partnership, as Pledgor

                               By:  UCP GP SPE  1998-1 LLC,
                                      as General Partner

                               By:  _________________________
                                      Name:
                                      Title:




Confirmed and Accepted as of this
___ day of _______, ____


NATIONSBANK, N.A., as Agent



By:      ________________________
         Name:
         Title:

                                                                     EXHIBIT B


           CREDIT POLICY MANUAL AND CREDIT POLICY PROCEDURE MEMORANDA

                  Each of the Parent's Credit Policy Manual and Credit Policy and Procedure Memoranda were delivered by the Pledgors on June 25, 1998 to the Agent and the receipt of which has been separately acknowledged by the Agent.

                                                                    EXHIBIT C


                                   [Reserved.]

                                                                      EXHIBIT D


                                   [Reserved.]

                                                                      EXHIBIT E


                             FORM OF INVESTOR REPORT

                                                                      EXHIBIT F



                           FORM OF PLEDGE CERTIFICATE

NationsBank, N.A.
NationsBank Corporate Center - 10th Floor
Charlotte, North Carolina  28255
Attention:  Michelle M. Heath - Structured Finance

         Reference is made to the Transfer and Administration Agreement dated as of June 22, 1998 (such agreement as amended, modified or supplemented from time to time, the "Agreement") among UCP Qualifying SPE 1998-1 Limited Partnership, as Pledgor (in such capacity, the "Qualifying Pledgor"), UCP Operating SPE 1998-1 Limited Partnership, as Pledgor (in such capacity, the "Operating Lease Pledgor" and, collectively with the Qualifying Pledgor, the "Pledgors"), Portfolio Financial Servicing Company, L.P., individually and as master servicer (the "Master Servicer"), Kitty Hawk Funding Corporation (the "Company"), NationsBank, N.A., as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor, and each other bank that is a party to the Agreement in the capacity of a Bank Investor. Terms defined in the Agreement are used herein with the same meaning.

         The Pledgors, pursuant to Section 2.3(a) of the Transfer and Administration Agreement, hereby request that the Company make an advance to it pursuant to the following instructions:

Borrowing Date:   ________________________________________

Borrowing request is made to:       [Company] [Bank Investors]

Advance Amount:            ________________________________________

Tranche Period(s):         ________________________________________

Account to be credited:    ____________________________[bank name]

         ABA No.                    ________________________________________

         Account No.       ________________________________________

         Reference No.     ________________________________________

         Please credit the above-mentioned account by 11:00 a.m. (New York City time) on the Borrowing Date.

         The Pledgors hereby certify as of the date hereof that $__________ is available for additional Pledges based on the following calculation:


               $__________                  (Maximum Net Investment)

minus          $__________                  (Net Investment)



               $__________                  (amount available for borrowing)

         As of the date of the related borrowing, the Pledgors jointly and severally pledge and assign to the Agent, on behalf of the Company and the Bank Investors, as applicable, all of each Pledgor's respective right, title and interest in, to and under the Receivables set forth on the Contract Schedule hereto and made a part hereof (each, a "Pledge"), which such Pledges are further described in Section 2.2(a) of the Agreement. Each Pledge by the Pledgors to the Agent and each reduction or increase in the Net Investment in respect of each Pledge evidenced hereby shall be indicated by the Agent on the grid attached hereto as Annex 1, and which grid will be part of this Pledge Certificate.

         The Pledgors hereby certify that as of the date hereof (a) the conditions precedent pursuant to Section 4.1(b) of the Transfer and Administration Agreement have been satisfied, (b) the representations and warranties made in Section 3.1 of the Transfer and Administration Agreement are true and correct both immediately before and immediately after giving effect to a borrowing pursuant to Section 2.2 and (c) no Event of Default exists.

         This Pledge Certificate is made without recourse except as otherwise provided in the Agreement.

         This Pledge Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

         This Pledge Certificate may be executed by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Pledge Certificate by telecopier shall be effective as delivery of a manually executed counterpart of this Pledge Certificate.

         IN WITNESS WHEREOF, the undersigned has caused this Pledge Certificate to be duly executed and delivered by its duly authorized officer as of the date first above written.


                                          UCP QUALIFYING SPE 1998-1
                                               Limited Partnership

                                          By:  UCP GP SPE 1998-1 LLC,
                                                 as General Partner


                                          By:  ___________________________
                                                 Name:
                                                 Title:





                                          UCP OPERATING SPE 1998-1
                                               Limited Partnership


                                          By: UCP GP SPE 1998-1 LLC,
                                                 as General Partner


                                          By:  ___________________________
                                                 Name:
                                                 Title:



Dated:  _____________________

                             SCHEDULE I TO EXHIBIT F

                                CONTRACT SCHEDULE


Lease Specific Information -- Origination

Account Number
Serial Number
Lessee Name
Street Address
         City
         State
         Zip Code
Credit Rating of Lessee, if attainable (D&B)
Credit Score as per UniCapital Corporation's Credit and
Collection Policy
Location of Collateral
         City
         State
         Zip Code
Location of Contracts (Name and Institution where held)
Collateral Type (ex. Personal Computer, Printing Press)
Type of Lease
         Operating
         Sales-type
         Finance
         Promissory Note
Vendor/Manufacturer
Flag for "unique funding arrangements"
         Advance Vendor Payments
         Progress Funding
         Wet Funding
         PPR-type Leases
Gross Contractual Receivable Balance
Outstanding Remaining Lease Balance
Amount of Rent (Lease Payment)
Frequency of Lease Payments (Monthly, quarterly,
         or semi-annually)
Lease Rate (Yield)
Discount Rate (Applicable Hedge Rate Pursuant to TAA)
Term (months)
Amount Financed

Original Cost of Equipment (OEC)
End of Term Provision(s)
         nominal: guaranteed/unguaranteed
         or fair market value

Current Status of Lease Pool

Gross Receivables Serviced And Owned
Fair Market Value of Collateral
Date of Fair Market Value determination
Booked Value of Equipment
Residual Value booked
Actual Residual Realized
Remarketing Revenue
Remarketing Fees
Delinquent Status
     1-30 Day
     31-60 Day
     61-90 Day
     91-120 Day
     121-150 Day
     151-180 Day
     180+Day
Defaulted Receivables (Y/N)
Cause of Default (Why Lessee cannot pay?)
Gross Charge-offs
Net Charge-offs
Recoveries
Flag for Repossessed Collateral
Flag for Prepay
Amount Prepaid
Accrued Interest
Outstanding Principal of Receivable
Maturity Date of Lease Term
Cut-Off Date

                              ANNEX 1 TO EXHIBIT F

                                      GRID



Date of Pledge:

Amount of Pledge:

Increase in Net Investment (Giving effect to Pledge):

Decrease in Net Investment (Giving effect to Pledge):

                                                                      EXHIBIT G


                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT



         Reference is made to the Transfer and Administration Agreement dated as of June 22, 1998 (such agreement as amended, modified or supplemented from time to time, the "Agreement") among UCP Qualifying SPE 1998-1 Limited Partnership, as Pledgor (in such capacity, the "Qualifying Pledgor"), UCP Operating SPE 1998-1 Limited Partnership, as Pledgor (in such capacity, the "Operating Lease Pledgor" and, collectively with the Qualifying Pledgor, the "Pledgors"), Portfolio Financial Servicing Company, individually and as master servicer (the "Master Servicer"), Kitty Hawk Funding Corporation (the "Company"), NationsBank, N.A., as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor, and each other bank that is a party to the Agreement in the capacity of a Bank Investor. Terms defined in the Agreement are used herein with the same meaning.

___________________ (the "Assignor") and _____________________
(the "Assignee") agree as follows:

                  (a) The Assignor hereby sells and assigns to the Assignee, without recourse and without representation and warranty, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Agreement and the other Transaction Documents, as of the date hereof. Such interest is expressed as a percentage of all rights and obligations of the Bank Investors being equal to the percentage equivalent of a fraction the numerator of which is $________, and the denominator of which is $________ the current Facility Limit. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth on the signature page hereto.

                  (b) [In consideration of the payment of $___________, being ___% of the existing Net Investment, and of $___________, being ___% of the aggregate unpaid accrued

         Discount, receipt of which payment is hereby acknowledged, the Assignor hereby assigns to the Agent for the account of the Assignee, and the Assignee hereby purchases from the Assignor, a ___% interest in and to all of the Assignor's right, title and interest in and to the Net Investment purchased by the undersigned on _______________, 1998 under the Agreement.][INCLUDE IF AN EXISTING NET INVESTMENT IS BEING ASSIGNED.]

                  (c) The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Pledgors, [the Master Servicer], the Agent or the Seller or the performance or observance by any of the Pledgors, [the Master Servicer], the Agent or the Seller of any of their respective obligations under the Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.

                  (d) The Assignee (i) confirms that it has received a copy of the Agreement, the related Receivables Purchase Agreement, the Secured Note, the Facility Fee Letter and the Fee Letter, together with copies of the financial statements referred to in Section 5.1 of the Agreement, to the extent delivered through the date of this Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, any of its Affiliates, the Assignor or any other [Bank Investor], and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and/or any other Transaction Document; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement and/or the other Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a [Bank Investor]; and (vi) specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof[; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States of America certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]. [The Assignee also covenants with each of the Agent and the Master Servicer that the Assignee will not make a public offering of the interest being assigned to and accepted by it hereby, and will not reoffer or resell such interest, in a manner that would render the issuance and sale of such interest, whether considered together with the resale or otherwise, a violation of the Securities Act of 1933 or any state securities or "Blue Sky" laws or require registration pursuant thereto.]

                  (e) The effective date for this Assignment and Assumption Agreement shall be the later of (i) the date on which the Agent receives this Assignment executed by the parties hereto and receives the consent of [the Pledgors and] the Administrative Agent, on behalf of the Company, and (ii) the date of this Assignment and Assumption Agreement (the "Effective Date"). Following the execution of this Assignment and Assumption Agreement and the consent of [the Pledgors and] the Administrative Agent, on behalf of the Company, this Assignment and Assumption Agreement will be delivered to the Agent for acceptance and recording.

                  (f) Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Assumption Agreement, shall have the rights and obligations of a Bank Investor thereunder; and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Agreement.

                  (g) Upon such acceptance and recording, from and after the Effective Date, the Agent shall make, or cause to be made, all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments in respect of such interest in Net Investment, Discount and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

                  (h) This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (i) This Assignment and Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Assignment by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized as of the ____ day of June , 1998.

Remaining                            [NAME OF ASSIGNOR]
Commitment

$_____________                       By:____________________________
                                         Name:
                                         Title:

Commitment
                                     [NAME OF ASSIGNEE]
$--------------

                                     By: ____________________________
                                          Name:
                                          Title:

                                          [Address]
                                          Address for notices
                                          [Account]
                                          Account for payments:

Consented to this __ day
of _________, 1998


NATIONSBANK, N.A., as
         Administrative Agent


By:      _______________________
         Name:
         Title:

NATIONSBANK, N.A.,
         as Agent


By:      _______________________
         Name:
         Title:

                                                                      EXHIBIT H


                            LIST OF ACTIONS AND SUITS


None.

                                                                     EXHIBIT I


                               LOCATION OF RECORDS

Portfolio Financial Servicing Company, L.P.
2121 SW Broadway
Portland, Oregon  97201
Attention: Gerald Hudspeth

K.L.C., Inc. (Keystone) - with respect to Receivables for which it is Eligible Originator
433 New Park
West Hartford, Connecticut  06110
Attention:  Edgar Lee

                                                                      EXHIBIT J


                       LIST OF SUBSIDIARIES AND TRADENAMES


None.

                                                                      EXHIBIT K

                                   [Reserved.]

                                                                   EXHIBIT L-1


               FORM OF OFFICER'S CERTIFICATE OF QUALIFYING PLEDGOR

                  I, __________________, the undersigned ________________ of
UniCapital Funding Corporation, the member (in such capacity, the "Member") of UCP GP SPE 1998-1 LLC, which is the general partner of UCP QUALIFYING SPE 1998-1 LIMITED PARTNERSHIP (the "Partnership"), a Nevada limited partnership, DO HEREBY CERTIFY that:

         1. Attached hereto as Annex A is a true and complete copy of the Certificate of Limited Partnership of the Partnership as in effect on the date hereof.

         2. Attached hereto as Annex B is a true and complete copy of the Agreement of Limited Partnership of the Partnership as in effect on the date hereof.

         3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Member on behalf of the general partner of the Partnership adopted by consent as of June 19, 1998, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.



                                      L-1-1

         WITNESS my hand as of this ____ day of ________, 1998.


                                                 ---------------------
                                                 Name:
                                                 Title:


         I, the undersigned, __________________ of UniCapital Funding Corporation, DO HEREBY CERTIFY that _____________________ is the duly elected and qualified ___________________ of UniCapital Funding Corporation and the signature above is his/her genuine signature.

         WITNESS my hand as of this ____ day of _______, 1998.


                                                  -------------------------
                                                  Name:
                                                  Title:



                                      L-1-2

                                                                    EXHIBIT L-2

               FORM OF OFFICER'S CERTIFICATE OF OPERATING PLEDGOR


                  I, __________________, the undersigned ______________ of
UniCapital Funding Corporation, the member (in such capacity, the "Member") of UCP GP SPE 1998-1 LLC, which is the general partner of UCP OPERATING SPE 1998-1 LIMITED PARTNERSHIP (the "Partnership"), a Nevada limited liability partnership, DO HEREBY CERTIFY that:

         1. Attached hereto as Annex A is a true and complete copy of the Certificate of Limited Partnership of the Partnership as in effect on the date hereof.

         2. Attached hereto as Annex B is a true and complete copy of the Agreement of Limited Partnership of the Partnership as in effect on the date hereof.

         3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Member on behalf of the general partner of the Partnership adopted by consent as of June 19, 1998, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.



                                      L-2-1

         WITNESS my hand as of this ____ day of ________, 1998.





                                                   --------------------
                                                   Name:
                                                   Title:


         I, the undersigned, of UniCapital Funding Corporation, DO HEREBY CERTIFY that _____________________ is the duly elected and qualified _____________ of UniCapital Funding Corporation and the signature above is his/her genuine signature.

         WITNESS my hand as of this ____ day of _______, 1998.


                                                    -------------------------
                                                    Name:
                                                    Title:



                                      L-2-2

                                                                   EXHIBIT L-3

                     FORM OF OFFICER'S CERTIFICATE OF SELLER


                  I, __________________, the undersigned ________________
of UniCapital Funding Corporation (the "Company"), a Delaware corporation, DO HEREBY CERTIFY that:

         1. Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

         2. Attached hereto as Annex B is a true and complete copy of the By-laws of the Company as in effect on the date hereof.

         3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company adopted by consent as of June 9, 1998 and June 19, 1998, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

         4. The below-named persons, as of the date hereof, have been elected and duly qualified as officers or representatives of the Company holding the respective offices or positions below set opposite their names and the signatures below set opposite their names are their genuine signatures:

         Name                       Office                     Signature
         ----                       ------                     ---------

                                                      -------------------------

                                                     --------------------------

                                                     --------------------------

                                                     --------------------------




                                      L-3-1

         WITNESS my hand as of this ____ day of ________, 1998.


                                                       -------------------
                                                       Name:
                                                       Title:


         I, the undersigned, ___________________ of UniCapital Funding Corporation, DO HEREBY CERTIFY that _____________________ is the duly elected and qualified ______________ of Unicapital Funding Corporation and the signature above is his/her genuine signature.

         WITNESS my hand as of this ____ day of _______, 1998.


                                                       ------------------------
                                                       Name:
                                                       Title:



                                      L-3-2

                                                                   EXHIBIT L-4

              FORM OF OFFICER'S CERTIFICATE OF THE GENERAL PARTNER


                  I, __________________, the undersigned ________________ of
UniCapital Funding Corporation, the member (in such capacity, the "Member") of UCP GP SPE 1998-1 LLC, a Delaware limited liability company (the "Company"), DO HEREBY CERTIFY that:

         1. Attached hereto as Annex A is a true and complete copy of the Articles of Organization of the Company as in effect on the date hereof.

         2. Attached hereto as Annex B is a true and complete copy of the Operating Agreement of the Company as in effect on the date hereof.

         3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Member adopted as of June 19, 1998, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

         4. The below-named persons, as of the date hereof, have been elected and duly qualified as the Managers of the Company and the signatures below set opposite their names are their genuine signatures:


Name                                                 Signature
----                                                 ---------
Kevin P. Burns                             ______________________________

Andrew L. Stidd                            ______________________________

Richard I. Hansen                          ______________________________

Gerald T. Hudspeth                         ______________________________

Christopher A. Kane                        ______________________________



                                      L-4-1

         WITNESS my hand as of this ____ day of ________, 1998.


                                              By:  ___________________
                                                   Name:
                                                   Title:


         I, the undersigned, ___________________ of the Company, DO HEREBY CERTIFY that _____________________ is the duly elected and qualified ______________ of the Company and the signature above is his/her genuine signature.

         WITNESS my hand as of this ____ day of _______, 1998.


                                                By:  ________________________
                                                     Name:
                                                     Title:



                                      L-4-2

                                                                   EXHIBIT L-5

                   FORM OF OFFICER'S CERTIFICATE OF THE PARENT


                  I, __________________, the undersigned __________________ of
UniCapital Corporation (the "Company"), a Delaware corporation, DO HEREBY CERTIFY that:

         1. Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

         2. Attached hereto as Annex B is a true and complete copy of the By-laws of the Company as in effect on the date hereof.

         3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company adopted by consent as of May 24, 1998, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

         4. The below-named persons, as of the date hereof, have been elected and duly qualified as officers or representatives of the Company holding the respective offices or positions below set opposite their names and the signatures below set opposite their names are their genuine signatures:

         Name                       Office                     Signature
         ----                       ------                     ---------

                                                     -------------------------

                                                     -------------------------

                                                     -------------------------

                                                     -------------------------




                                      L-5-1

         WITNESS my hand as of this ____ day of ________, 1998.


                                                        -------------------
                                                        Name:
                                                        Title:


         I, the undersigned, ___________________ of UniCapital Corporation, DO HEREBY CERTIFY that _____________________ is the duly elected and qualified ______________ of UniCapital Corporation and the signature above is his/her genuine signature.

         WITNESS my hand as of this ____ day of _______, 1998.


                                                       ------------------------
                                                       Name:
                                                       Title:



                                      L-5-2

                                                                   EXHIBIT L-6


              FORM OF OFFICER'S CERTIFICATE OF THE MASTER SERVICER

                  I, __________________, the undersigned ______________ of PFSC
Acquisition Corp., the general partner of PORTFOLIO FINANCIAL SERVICING COMPANY, L.P. (the "Partnership"), a Delaware limited partnership, DO HEREBY CERTIFY that:

         1. Attached hereto as Annex A is a true and complete copy of the Certificate of Limited Partnership of the Partnership as in effect on the date hereof.

         2. Attached hereto as Annex B is a true and complete copy of the Agreement of Limited Partnership of the Partnership as in effect on the date hereof.

         3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the general partner of the Partnership adopted by consent as of June 8, 1998, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.



                                      L-6-1

         WITNESS my hand as of this ____ day of ________, 1998.


                                                          ---------------------
                                                          Name:
                                                          Title:


         I, the undersigned, __________________ of PFSC Acquisition Corp., DO HEREBY CERTIFY that _____________________ is the duly elected and qualified ___________ of PFSC Acquisition Corp. and the signature above is his/her genuine signature.

         WITNESS my hand as of this ____ day of _______, 1998.


                                                       -------------------------
                                                       Name:
                                                       Title:




                                      L-6-2

                                                                      EXHIBIT M

                              FORM OF SECURED NOTE


         THIS NOTE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR CONVEYED EXCEPT IN ACCORDANCE WITH THE TRANSFER AND ADMINISTRATION AGREEMENT REFERRED TO HEREIN. THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND NO TRANSFER HEREOF MAY BE MADE EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED AND ANY OTHER APPLICABLE LAWS.



                                  $225,000,000


                                     [Date]

         This Note is secured solely by a pool of equipment lease and contract receivables generated from time to time in the ordinary course of business by UniCapital Funding Corporation (the "Seller") and acquired by UCP Qualifying SPE 1998-1 Limited Partnership and UCP Operating SPE 1998-1 Limited Partnership (together, the "Pledgors") as further set forth in the Agreement (as defined below).

(By way of clarification, this Note does not represent any interest (equity or otherwise) in either of the Pledgors)

         FOR VALUE RECEIVED, the Pledgors promise to pay to Nationsbank, N.A., on behalf of and as agent for Kitty Hawk Funding Corporation (the "Buyer") and the Bank Investors (as defined in the Agreement) the principal sum of $225,000,000 (Two hundred and twenty-five million dollars) or such other amount as shall represent the outstanding Net Investment together with all other Aggregate Unpaids, at the times and on the dates and all as more fully provided in the Transfer and Administration Agreement dated as of June 22, 1998 among the Seller, the Buyer, each of the Pledgors, Portfolio Financial Servicing Company, L.P., individually and as master servicer, NationsBank, N.A. as agent for the Company and the Bank Investors, and certain financial institutions that are a party thereto in the capacity of a Bank Investor (such agreement as amended, supplemented or modified from time to time, the "Agreement"). The Receivables consist of all receivables generated under the Contracts from time to time hereafter, all monies due or to become due in payment of the Receivables and the other assets and interests as provided in the Agreement.

         To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Note is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the holder hereof by virtue of the acceptance hereof assents and by which the holder hereof is bound. In the event of any inconsistency or conflict between the terms of this Note and the terms of the Agreement, the terms of the Agreement shall prevail.

         This Note is secured by the Receivables and Related Security, including the right to receive Collections and other amounts at the times and in the amounts specified in the Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York. This Note is issued pursuant to, and is entitled to the benefits of, the Agreement.

          IN WITNESS WHEREOF, the Pledgors have caused this Note to be duly executed.

                                            UCP QUALIFYING SPE 1998-1
                                                 LIMITED PARTNERSHIP


                                            By:  UCP GP SPE 1998-1 LLC,
                                                   as General Partner


                                            By:  ________________________
                                                 Name:
                                                 Title:


                                            UCP OPERATING SPE 1998-1
                                                 LIMITED PARTNERSHIP


                                            By:  UCP GP SPE 1998-1 LLC,
                                                 as General Partner

                                            By:  ________________________
                                                 Name:
                                                 Title:

                                                                      EXHIBIT N


                              ELIGIBLE ORIGINATORS

1.       American Capital Resources, Inc.
2.       Boulder Capital Group, Inc.
3.       Jacom Computer Services, Inc.
4.       K.L.C., Inc. (Keystone)
5.       Merrimac Financial Associates
6.       Varilease Corp.
7.       Walden Asset Group, Inc.



                                       N-1